Prospectus Supplement (Sales Report) No. 23 dated March 24, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 374566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374566	$10,000	$10,000	14.42%	1.00%	March 23, 2009	March 23, 2012	March 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374566. Member loan 374566 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Beef O bradys	Debt-to-income ratio:	11.26%
Length of employment:	1 year 2 months	Location:	Miami, FL

Home town:	Tampa
Current & past employers:	Beef O bradys, Beef O Bradys
Education:	Hillsborough Community College

This borrower member posted the following loan description, which has not been verified:

Just finished building and open a few months ago a Family Sports Pub in Miami .This Resturant was built with cash at a cost of $600,000 with no loans I am currently doing about $60.000 a month and doing well .looking to pay off construction and start monies with this loan . Thanks for your time in looking this over .Marleny

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,395.00	Public Records On File:	1
Revolving Line Utilization:	57.80%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
one thing im not clear on is that you say you are doing 60.000 a month , does that mean making 60k profit? YOu also list you work a Beef O bradys and make 5k a month. Do you intend to take 3 years to pay this or is this more of a short term thing	the gross is $60k yes i take home 5 k and it will be less than 3 years Thanks M.

Member Payment Dependent Notes Series 374720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374720	$7,000	$7,000	8.00%	1.00%	March 19, 2009	March 27, 2012	March 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374720. Member loan 374720 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,059 / month
Current employer:	UMass	Debt-to-income ratio:	11.79%
Length of employment:	3 years 7 months	Location:	West Boylston, MA

Home town:	Spokane
Current & past employers:	UMass, The Scripps Research Institute, La Jolla, CA, Yale University
Education:	University of New Hampshire, B.S., Yale University, Ph.D.

This borrower member posted the following loan description, which has not been verified:

I am requesting the loan to help purchase a pair of vintage motorcycles.

A credit bureau reported the following information about this borrower member on January 20, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,254.00	Public Records On File:	0
Revolving Line Utilization:	3.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your Ph.D. in? Are you a tenured professor? If not, how far along are you in progressing to a tenured position? If married, does your spouse have additional income not reflected here (how much)? Respectfully, Pluggedinfinance	Hello and thank you for the question. My Ph.D. is in Biochemistry. I am not tenured, but I am tenure track. My tenure decision year is 2012, so I'm about half way. My wife is employed, she grosses ~55K annually.
Does the gross income $8059 reflect your spouses income and only wages? Can you contact LeningClub to fax in paystubs for income verification?	Thanks for the question. The $8059 is my monthly gross income only, and does not reflect my wife's income. I can send paystubs to Lending Club tomorrow morning.
Which UMass do you work at?	I work at UMass Worcester

Member Payment Dependent Notes Series 377127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377127	$8,125	$8,125	14.42%	1.00%	March 20, 2009	March 21, 2012	March 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377127. Member loan 377127 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	retired	Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	TULAROSA, NM

Home town:	winona
Current & past employers:	retired, wild bills auto wrecking
Education:

This borrower member posted the following loan description, which has not been verified:

I have found a lovely woman in africa and want her here

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	16
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How well do you know her ? We have all met lovely woman in our life but...... life can be cruel in this area especially in your pocket book !	Type your answer here.I know this woman very well we have had many conversations for over 6 months . Her name is suzzy and she is comming to me as soon as i get her plane ticket . She has all the papers needed to travel here. I know about the scams that are going on and this is not one of them.
I wasn't really thinking about a scam Sunrize, more just the sods law of life but now that you mention it - make certain you book the ticket and that your the only one that can cash it in. You have my contribution in the name of hope springs eternal and I'd like to see it work out,,,,but I'm already regretting it as common sense tells me that a few conversations are not that much to go on never mind borrow against !	Type your answer here.I appreciate your concern . let me also say that i beleive in the Almighty GOD and JESUS CHRIST to guide me through all things in this life.

Member Payment Dependent Notes Series 378259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378259	$5,000	$5,000	13.47%	1.00%	March 18, 2009	March 18, 2012	March 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378259. Member loan 378259 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	CGI	Debt-to-income ratio:	8.66%
Length of employment:	6 months	Location:	FAIRFAX, VA

Home town:	Feurs
Current & past employers:	CGI
Education:	SUNY at Albany

This borrower member posted the following loan description, which has not been verified:

Need $5,000 personal loan.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,337.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Is this personal loan in addition to your credit card debt? How long have you been in the US? Do you plan on returning home? Thanks Art	Hi Art, to answer your question, yes, this is in addition to my credit card. I actually have enough in my checking account to pay it off twice but I'm short $5,000 for some dental work so this is why I didn't pay it off yet. I came to the US about 4 yrs ago for my MBA and plan to stay here. Thanks.
What visa do you have to stay in the US?	Permanent resident
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	LendingTree has all my employment information.

Member Payment Dependent Notes Series 379679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379679	$10,000	$10,000	12.21%	1.00%	March 23, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379679. Member loan 379679 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	quaker oats	Debt-to-income ratio:	3.00%
Length of employment:	6 years	Location:	COLUMBIA, MO

Home town:	taiwan
Current & past employers:	quaker oats
Education:	University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

to consolidate my debt into one easy payment

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	35
Revolving Credit Balance:	$6,063.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you verify your income with LC, investing in you will look more attractive to lenders. Please send them the appropriate documents. Thank you.	How do I do that??
Can you please list your debt sources, how much you owe to each line of credit, and what the interest rate is on those debts?	I owe 2100 to chase, and its interest rate will be 28.99% I also owe 3600 to citi, and its interest rate is 15.99% i also owe 14000 from my friend's credit card, and the interest rate will be 13.99% My plan is to borrow the money to pay off chase and citi, and then transfer some of 14000 to these two cards and take advantage of the promotional apr, (0% for 9 Months from chase, 6.99% until pay off for citi) thus I can save a little.

Member Payment Dependent Notes Series 380058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380058	$20,000	$20,000	12.84%	1.00%	March 24, 2009	March 26, 2012	March 26, 2013	$5,200

                This series of Notes was issued upon closing and funding of member loan 380058. Member loan 380058 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Pape and Sons Construction	Debt-to-income ratio:	16.87%
Length of employment:	3 years	Location:	Allyn, WA

Home town:	Johnstown
Current & past employers:	Pape and Sons Construction, Pape and Sons
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

The business will be done under the name of For Fit. The owners of the business will be Bradley and Esther Appleman. Esther M Appleman is currently a certified personal trainer. Bradley is currently studying to receive his Bachelors in business management. The business will consist of 24 hour access to a gym. The gym will currently consist solely on the use of the gym and will offer Yoga and Pilates in the near future. Esther is registered to become a certified Yoga instructor mid-2009. According to City-Data.com (2009) the population of Belfair is over 6 thousand residents. Grapeview/Allyn also has a population of more than 2 thousand residents. The location, which is along highway 3 across from the Safeway store and next to the Kitsap bank, is the main thoroughfare to Bremerton for north-Mason Residents. The current facility has 72 individuals on a monthly payment plan to use the services. The only facility in the area is the one in place and has not allowed new members in several months. We will use advertising on the building, which is highly visible from the main thoroughfare of highway 3. The organization will also be referred clients from the sole local Physical therapy in Belfair, Belfair Physical therapy. Once the completion of the physical therapy is complete, Belfair Physical Therapy will recommend a membership at the establishment. We will also receive referrals from Abel Wellness, which is also located in the building to be used. The monthly price will be approximately $30 a month for the gym and $50 a month for access to the yoga and Pilates along with the gym. The current expected fixed cost is $5100 a month and will need approximately 170 members to break even. There are currently 72 members, therefore, only 100 more are needed to break even. Our Plan is for either Esther or Bradley to occupy the business during business hours and use an access control system for the after business hours. We will be purchasing much of the equipment from the current establishment. The additional equipment will depend on the number of members and will be increased as needed.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,304.00	Public Records On File:	0
Revolving Line Utilization:	4.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 380303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380303	$5,750	$5,750	13.79%	1.00%	March 18, 2009	March 19, 2012	March 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380303. Member loan 380303 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	American General Finance	Debt-to-income ratio:	18.58%
Length of employment:	3 years 4 months	Location:	Columbus, OH

Home town:	Canton, oh
Current & past employers:	American General Finance
Education:	The Ohio State University

This borrower member posted the following loan description, which has not been verified:

I will use this loan to pay off a high interest credit card. Try as I might, I can't seem to make a dent in it. I have dutifully made on time, larger than minimum payments for years, but the card compnay has refused several times to lower my interest rate. I would like to pay them off and cut up the card.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	28
Revolving Credit Balance:	$6,180.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current interest rate on the debt you are paying off? What is your minimum required monthly payment and how much do you normally pay? Will you explain the delinquent payments on your account? How did you accrue this debt and have you made lifestyle changes to avoid accruing more debt in the future?	The rate on the card is a staggering 24.99% the minimum monthly payment over the llast few years has been in the $200-175/month range. I routinely pay $250. I believe that I only have one late payment in the last seven years and that was to this same card. I was actually only a day late, as I mjistakenly thought a payment posted online would post the same day, but did not. This caused a 30 day mark on my credit. I accrued this debt while planning for a wedding that did not happen. In the break up, I got a teh majority of the debe since most of it was in my name. It has been several years since the break up, and I now work in finance, own a home, and understand the importance of living within my means and making ontime payments.
How much more than minimum have you been paying? Your RLU is at 92%. Have you stopped purchasing with the credit cards to stop that avenue of increased debt? Do you live by a budget? What are your living expenses?	I'll routinely pay $250 when the minimum is 175-200. I rarely use the card now and have spent the last several years methodically paying off debt and shutting down credit lines. I do live by a budget and have been doing so for years. I keep my living expenses to the bare minimum. Aside from my mortgage and utilities, I have my car insurance (the car is paid off), and a student loan. I rent out teh other side of my duplex , so I maintain a disaster fund that I contribute to weekly, as well as a small savings and 401k.
Whats your current position with your employer? How much is your mortgage, tax, ins, utilities?	I am a branch manager. I was promoted in November, so my position is secure. My mortgage payment, including taxes and insurance, is $1530. I own a duplex, live in one side and rent out the other. The renter pays $700/mo. I have never had a vacancy and have been able to raise the rent every time I have turned over a tenant, and expect to do so again should my current tenant decide to not renew her lease

Member Payment Dependent Notes Series 381198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381198	$10,000	$10,000	12.21%	1.00%	March 24, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381198. Member loan 381198 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	HOLON ENGINEERING	Debt-to-income ratio:	11.77%
Length of employment:	13 years 3 months	Location:	LUCEDALE, MS

Home town:	Lucedale
Current & past employers:	HOLON ENGINEERING, Lyle Stover Engineering
Education:	southeast College of Technology, University of South Alabama

This borrower member posted the following loan description, which has not been verified:

Payoff existing citifinancial loan of 5200 and replace existing wood siding with vinyl siding and replace existing dirt driveway with concrete drive.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	28
Revolving Credit Balance:	$220.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I would be more than happy to. Just sent email asking how to submit my pay stub. Thanks for your help.

Member Payment Dependent Notes Series 381528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381528	$8,000	$8,000	13.47%	1.00%	March 18, 2009	March 17, 2012	March 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381528. Member loan 381528 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Kent Denver School	Debt-to-income ratio:	21.68%
Length of employment:	1 year 8 months	Location:	DENVER, CO

Home town:	Bon Carbo
Current & past employers:	Kent Denver School
Education:	University of Colorado at Boulder, Trinidad State Junior College, University of Colorado Denver

This borrower member posted the following loan description, which has not been verified:

Working through finishing my degree has spurred me to get rid of my credit cards and make a single loan payment as to simplify my budget while I have the added education expense.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,000.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
so are you still going to college?	Yes. I am taking classes while working full time.
what do you do at Kent Denver School?	These are public answers, so will you please ask the most relevant/important questions.
Two questions: 1) It looks like you are only applying to pay off some of your outstanding ($12,000) credit debt. Why not apply for a larger loan? What debt will you pay off and what will you keep? 2) Also, can you verify your income/employment with LendingClub? That might make your request more appealing from an investment standpoint. Thanks!	Some of the debt has a better APR than I am offered here.
Sorry, one more question. How high is the interest rate on your current debt / credit cards?	I have some varied rates but they have a combined average higher than my request here.

Member Payment Dependent Notes Series 381760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381760	$12,000	$12,000	13.79%	1.00%	March 20, 2009	March 20, 2012	March 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381760. Member loan 381760 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,584 / month
Current employer:	Alief Independent School District	Debt-to-income ratio:	20.40%
Length of employment:	20 years	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Alief Independent School District
Education:	University of Houston-Downtown

This borrower member posted the following loan description, which has not been verified:

I will use this loan to payoff my debt.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,085.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide a summary of your budget (e.g. net monthly take home as well as a monthly cost breakdown (rent, transportation, food, utilities, telecommunication, entertainment, misc)). Providing this will help lenders feel more comfortable in your ability to repay such a large loan. Also the amount requested seems significantly higher than then your reported credit owed. Did you have other plans for the borrowed money?	Rent- 625.00 Food-200.00 Auto Insurance-62.00 Electric-50.00 Water-16.00 Cellular-35.00 Student Loans-deferred American Express-40.00 Master Card-20.00 (will pay full balance in 2 weeks) Citifinancial-228.44 Beneficial-213.22 ACU-246.00 Misc.-100.00 Monthly Income: --Alief- 3225.56 --University of Phoenix-1300.00 (part-time) --Child Support-500.00

Member Payment Dependent Notes Series 381990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381990	$6,000	$6,000	16.95%	1.00%	March 20, 2009	March 21, 2012	March 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381990. Member loan 381990 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	R and D Circuits	Debt-to-income ratio:	4.80%
Length of employment:	2 years	Location:	Newark, NJ

Home town:	Latacunga
Current & past employers:	R and D Circuits, Panera Bread
Education:	ESPE

This borrower member posted the following loan description, which has not been verified:

For Pay debt and take the rest for my vacations

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,030.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 382076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382076	$6,000	$6,000	15.68%	1.00%	March 23, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382076. Member loan 382076 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Primary Payroll Services	Debt-to-income ratio:	5.64%
Length of employment:	5 years 2 months	Location:	TORRANCE, CA

Home town:	Torrance
Current & past employers:	Primary Payroll Services, Payroll 1, Swissport Carrgo
Education:	El Camino College Torrance

This borrower member posted the following loan description, which has not been verified:

Vacation

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,400.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 382138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382138	$8,000	$8,000	15.05%	1.00%	March 18, 2009	March 17, 2012	March 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382138. Member loan 382138 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,254 / month
Current employer:	Crown-Kerasotes Show-ASI Security	Debt-to-income ratio:	6.26%
Length of employment:	16 years	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Crown-Kerasotes Show-ASI Security
Education:	Oakton

This borrower member posted the following loan description, which has not been verified:

to pay credit cards and help my parents

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	12
Revolving Credit Balance:	$7,974.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are you helping your parents on?	Property Taxes and Federal Taxes - my Father is retired and my Mother is now working only 3 or 4 days per week, she is looking for full time but has had no luck to date
I would like to help. How much money will you be putting toward your debt and how much will be going to your parents?	As the loan stands at this time $4900.00 will go to my parents to pay property tax, and place some on the Federal Tax for 2008, balance will go on my bills, loan for $8000.oo
Please tell me about the delinquency on your record.	We set up to pay the bill on the computer after we did not receive a couple of bills by mail, and then our computer was down for about 2 weeks and alll the bills were late. Now everything will be on time, I do not like paying late fees.

Member Payment Dependent Notes Series 382189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382189	$10,925	$10,925	14.42%	1.00%	March 18, 2009	March 18, 2012	March 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382189. Member loan 382189 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Greek Peak ski resort	Debt-to-income ratio:	19.29%
Length of employment:	1 year	Location:	Ithaca, NY

Home town:	cleveland
Current & past employers:	Greek Peak ski resort
Education:	University of Vermont (UVM)

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate high rate credit cards

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,216.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are requesting 11,000 yet your revolving credit balance is only 2,000. What do you intend to do with the rest of the money? Also, would it be possible if you can verify your income? How stable is your job, especially since skiing season is coming to an end. Thanks.	I have an available credit balance of near 20,000 the 2000 is what I choose to USE on a revolving basis, I've determined using ten percent of my available credit is a reasonable percentage for many reasons. Though ski season is coming to an end my job is year round position with salary compensation. I drive a 2006 audi a4 which is available for collatoral, and I plan to use the funds to consolidate high rate student loans and a high rate credit card. valid concerns, hope this provided some valid answers

Member Payment Dependent Notes Series 382245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382245	$9,000	$9,000	12.84%	1.00%	March 19, 2009	March 18, 2012	March 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382245. Member loan 382245 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,458 / month
Current employer:	BASF Chemical Company	Debt-to-income ratio:	18.83%
Length of employment:	2 years	Location:	baton rouge, LA

Home town:
Current & past employers:	BASF Chemical Company
Education:

This borrower member posted the following loan description, which has not been verified:

race track only motorcycle. Not street Legal

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,575.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of track bike are you looking to get? Also what do you do for BASF?	Im looking for a 600cc sportbike to run on some road courses. I'm a chemical process operator for BASF.
Do you consider your chemical process operator job secure if you were to break a leg or arm at the track? Thank you.	Yes i do, I have short term disability and long term through my benefits at work

Member Payment Dependent Notes Series 382276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382276	$16,000	$16,000	12.21%	1.00%	March 18, 2009	March 18, 2012	March 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382276. Member loan 382276 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Self-Employed	Debt-to-income ratio:	17.80%
Length of employment:	10 months	Location:	Valley Village, CA

Home town:	Los Angeles
Current & past employers:	Self-Employed, Lewis Brisbois Bisgaard & Smith
Education:	Pepperdine University, University of Southern California

This borrower member posted the following loan description, which has not been verified:

My grandmother is 87 years old and has dementia I would like her to live out her years comfortably which means having a caretaker that is 24/7 living with her. The funds will be used for a caregiver and relieve my mom of additional burdens.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,177.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much do you owe in educational loans? How much of the revolving credit was for 1 College/law school costs 2 Starting up your private practice 3 Care for your grandmother?	1.Loans: apprx $44,000 2. 0.00 3. 0.00
Congratulations on starting a successful practice! I just have a couple quick questions: 1. Approximately how much will a caregiver cost? 2. Will continuing to pay for the caregiver be a problem if the 16k is exhausted?	Thanks. Good questions. These monies will pay for caretaker until end of this year - in essense will buy more time and avoid having to take a costly reverse mortgage.

Member Payment Dependent Notes Series 382322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382322	$5,000	$5,000	13.79%	1.00%	March 20, 2009	March 20, 2012	March 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382322. Member loan 382322 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	GE Transportation	Debt-to-income ratio:	24.07%
Length of employment:	7 months	Location:	ERIE, PA

Home town:	cambridge springs
Current & past employers:	GE Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

plan on buying a car that i want to fix it up and restore it

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	16
Revolving Credit Balance:	$4,305.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382368	$7,500	$7,500	13.47%	1.00%	March 20, 2009	March 23, 2012	March 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382368. Member loan 382368 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,413 / month
Current employer:	Denver Health	Debt-to-income ratio:	6.76%
Length of employment:	n/a	Location:	Denver, CO

Home town:	Denver
Current & past employers:	Denver Health, Clinica Campesina
Education:	University of Colorado at Denver and Health Sciences Center, Metropolitan State College of Denver

This borrower member posted the following loan description, which has not been verified:

Loan is for vacation in May and home improvements including painting.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,463.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. How long have you been employed with Denver Health?	I have been with Denver Health since 6/2008.
How much do you pay every month in debts, including your mortgage?	Approximately $1200, mortgage, 2 credit cards, & student loans.

Member Payment Dependent Notes Series 382380

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382380	$18,000	$18,000	16.63%	1.00%	March 19, 2009	March 18, 2012	March 18, 2013	$1,425

                This series of Notes was issued upon closing and funding of member loan 382380. Member loan 382380 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,117 / month
Current employer:	Avian Realty	Debt-to-income ratio:	10.91%
Length of employment:	2 years 8 months	Location:	Palatine, IL

Home town:	Sofia
Current & past employers:	Avian Realty
Education:	New Bulgarian University

This borrower member posted the following loan description, which has not been verified:

I received some news from my daughter last week that she is getting married..We've had a fight and i told her that I'm against it and I'm not going to help her. After reconsideration on my side i decided that is about time that i start respecting her decisions and that i actually am going to help. I love her so much. She is my only child. The groom is going to take care of almost all expenses, but as a bride's mother i have expenses too. That is the reason for the loan.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,241.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Now, I can't avoid but wonder your reasons for the fight. Also, you seem to have credit history from 2003, which means you are young. Can you pay for this loan even if the marriage does not get anywhere? /sorry to ask, but i need to understand the situation before lending you the money.	My credit is young, not me. I was born in 1963. I came to US in 2002 and that's why my credit file shows 2003. As far as the fight goes - I don't know if you have any kids, but if you do, you know that no matter how big they think they are, they are still kids to their parents. My daughter is 21 yrs old and for me that's young to be married. And yes, I can afford to pay for the loan even if the marriage doesn't go anywhere. It is my responsibility.
What do u do @ Avian Realty?	My position is Account Manager

Member Payment Dependent Notes Series 382400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382400	$5,750	$5,750	14.74%	1.00%	March 23, 2009	March 23, 2012	March 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382400. Member loan 382400 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,333 / month
Current employer:	fantastic sams	Debt-to-income ratio:	12.60%
Length of employment:	1 year 5 months	Location:	San jose, CA

Home town:	Maylasia
Current & past employers:	fantastic sams, Faderz Salon, Imagine Salon
Education:	San Jose City College, Evergreen Valley College, De Anza College, Monterey Hair Academy

This borrower member posted the following loan description, which has not been verified:

The reason for this loan is for me to pay off my credit cards with the higher interest rate. I would like to have one simple payment per month with a lower annual interest rate.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,560.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - Why is your home ownership listed at n/a? Thank you and best of luck with your loan. Art	I don't own, I'm renting. I'll get that fixed

Member Payment Dependent Notes Series 382413

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382413	$6,000	$6,000	14.42%	1.00%	March 20, 2009	March 20, 2012	March 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382413. Member loan 382413 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	CISCO Chemicals	Debt-to-income ratio:	14.75%
Length of employment:	2 months	Location:	Lilburn, GA

Home town:	Lilburn
Current & past employers:	CISCO Chemicals, Joe Tools
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Trading in current motorcycle, sport bike, for this new motorcycle loan, cruiser. I have never missed a payment on any of my loans.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,184.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382421

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382421	$12,000	$12,000	14.11%	1.00%	March 19, 2009	March 19, 2012	March 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382421. Member loan 382421 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Wilkes Barre Twp Police	Debt-to-income ratio:	13.73%
Length of employment:	12 years	Location:	Wilkes Barre, PA

Home town:	Berwick
Current & past employers:	Wilkes Barre Twp Police, Sears Holdings Corporation
Education:	Lackawanna College

This borrower member posted the following loan description, which has not been verified:

Request above amount to consolidate 5 debts into 1 then canceling accounts with this creditors.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,101.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the police?	I am a Police Officer with the Wilkes Barre Township Police Dept. in PA. If you Google us you can find my info under the officers tab on our web site.

Member Payment Dependent Notes Series 382432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382432	$12,000	$12,000	15.68%	1.00%	March 18, 2009	March 19, 2012	March 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382432. Member loan 382432 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	HKS Inc.	Debt-to-income ratio:	14.21%
Length of employment:	4 years	Location:	LONGWOOD, FL

Home town:	Fort Meade
Current & past employers:	HKS Inc.
Education:	Florida Institute of Technology at Melbourne

This borrower member posted the following loan description, which has not been verified:

Hi everyone, The purpose of this loan request is to consolidate my two credit card accounts and then close them. I have a card with WAMU and Chase respectively, and so the terms of their cards have change quite a bit. Additionally I would really like the opportunity to have a fixed team loan with a regular payment and fixed payment date. Thank you very much!

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	53
Revolving Credit Balance:	$8,664.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hint - when your employer is not a nationally known brand it is hard for lenders to feel confident that your employer and your employment will both survive the tough economy. I suggest you provide information about why your company and your job are secure and will survive the tough times.	Frederick Thank you for your recommendation. Let me address any concerns you may have with some information about my employer. HKS has been in business for 70 years and is one of the foremost architectural firms in the world. We have offices in Arlington, Atlanta, Chennai, India, Denver, Detroit, Fort Worth, Las Vegas, London, Los Angeles, Mexico City, Miami, Nashville, Oklahoma City, Orange County, California, Orlando, Palo Alto, Phoenix, Richmond,Brazil Salt Lake City, San Francisco, Tampa and Washington, D.C. At last I was aware of we have over 20 billion under construction right now. One project that would be notable to most people would be the new Dallas Cowboys stadium. for more information please see our website http://www.hksinc.com/ or the Wikipedia page at http://en.wikipedia.org/wiki/HKS,_Inc. As far as my job it self, I'm a senior software developer currently on a large project that will last for years to come. I hope this helps, if more information is needed please let me know. I am happy to answer any questions. Thank you again for you help.
Wow - very impressive on all fronts. Very, helpful and that makes a big difference. Thank you	Thanks very much!

Member Payment Dependent Notes Series 382466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382466	$15,000	$15,000	13.16%	1.00%	March 19, 2009	March 19, 2012	March 19, 2013	$1,975

                This series of Notes was issued upon closing and funding of member loan 382466. Member loan 382466 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	COMBINED COMPUTER RESOURCES	Debt-to-income ratio:	13.14%
Length of employment:	2 years	Location:	BRICK, NJ

Home town:	New Brunswick
Current & past employers:	COMBINED COMPUTER RESOURCES, MICHAEL PAGE INTERNATIONAL
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidations and auto

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	33
Revolving Credit Balance:	$2,897.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan amount request is much higher than your existing revolving balance, yet your loan request is for a debt consolidation Can you explain?	Sure, I also have a car loan that I would be paying off with this loan as well to consolidate all of my expenses into one monthly sum.

Member Payment Dependent Notes Series 382545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382545	$16,000	$16,000	12.53%	1.00%	March 19, 2009	March 19, 2012	March 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382545. Member loan 382545 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	n/a	Debt-to-income ratio:	21.70%
Length of employment:	n/a	Location:	irwin, PA

Home town:
Current & past employers:
Education:	Penn State

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate all debts into one conveninet low payment.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1972	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	43
Revolving Credit Balance:	$15,354.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382609	$6,700	$6,700	13.47%	1.00%	March 20, 2009	March 20, 2012	March 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382609. Member loan 382609 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,017 / month
Current employer:	Citysearch	Debt-to-income ratio:	14.21%
Length of employment:	2 years	Location:	Miami Beach, FL

Home town:	New York
Current & past employers:	Citysearch, www.citysearch.com
Education:	Fashion Institute of Technology (FIT)

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate 4 of my credit cards to have a better and lower monthly rate.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	72
Revolving Credit Balance:	$53,683.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hint - when your employer is not a broadly known brand it is hard for lenders to feel confident that your employer and your employment will both survive the tough economy. I suggest you provide information about why your company and your job are secure and will survive the tough times.	Citysearch.com is the # 1 online local directory in the United States. We connect local businesses with customers that are searching for there type of service. We have been the leader in the industry for 14 years and our parent company is IAC / Interactive Corporation which owns Match.Com, Ask.Com and is partners with Lending Tree just to name a few. I encourage anyone who has any questions regarding the future of our company and its continued to success to visit www.iac.com. Thank you for your question.

Member Payment Dependent Notes Series 382651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382651	$9,325	$9,325	12.53%	1.00%	March 20, 2009	March 20, 2012	March 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382651. Member loan 382651 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Arctic Transportation Services	Debt-to-income ratio:	18.58%
Length of employment:	8 years 5 months	Location:	nome, AK

Home town:	Stephenville
Current & past employers:	Arctic Transportation Services, Bering Air
Education:	Texas Aero Tech

This borrower member posted the following loan description, which has not been verified:

I have started a aircraft paint shop and aircraft maintenance shop. I have capital to work but need money to purchase more equipment. I need a EPA certified paint booth to paint small parts and flight control surfaces. It`s cost is $11,000.00 and doubles as a powder coating booth. I also need a steam pressure washer and waist water vacuum system. It`s cost is $6000.00. The balance would be used for technical manuals which are very expinsive. Iv`e been in the aviation field since 1985. I hold A&P and IA certificates which allow me to do all aspects of maintenance, inspection and modification. My painter has 23 years experiance and does a first rate job. I have nearly all the tools and equipment I need. The addition of this equipment would cut my labor cost and provide a more quality finished product which will bring more business to my door.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,614.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Run spell check and get out the dictionary and you may have a better chance to get the loan.	Type your answer here. Sorry. I will in the future.

Member Payment Dependent Notes Series 382672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382672	$20,000	$20,000	12.84%	1.00%	March 23, 2009	March 20, 2012	March 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382672. Member loan 382672 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	scholastic uniforms	Debt-to-income ratio:	19.12%
Length of employment:	5 years	Location:	brooklyn, NY

Home town:	brooklyn
Current & past employers:	scholastic uniforms, independence community bank
Education:	CUNY Brooklyn College

This borrower member posted the following loan description, which has not been verified:

credit card debt

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,729.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It appears you are asking for significantly more in a loan than you are carrying on your revolving credit balance? Why the difference?	because we are doing home renovations
Your revolving credit balance is quite high could you explain why. I'd also like to hear what your plan for repaying the loan. Putting down 3 words in your loan description doesn't give lenders much to go on. Thanks!	i work everyday and my husband also works we own property

Member Payment Dependent Notes Series 382687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382687	$6,000	$6,000	13.16%	1.00%	March 19, 2009	March 20, 2012	March 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382687. Member loan 382687 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	St. Lucie County School Board	Debt-to-income ratio:	23.77%
Length of employment:	1 year 2 months	Location:	Port St Lucie, FL

Home town:	Peekskill
Current & past employers:	St. Lucie County School Board, St. Lucie County School Board
Education:	Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

I am currently seeking to consolidate my credit card debt into one monthly payment, at a lower interest rate.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,581.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382739	$8,000	$8,000	13.16%	1.00%	March 19, 2009	March 21, 2012	March 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382739. Member loan 382739 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	Alacriti, Inc	Debt-to-income ratio:	11.44%
Length of employment:	1 year 5 months	Location:	North Brunswick, NJ

Home town:
Current & past employers:	Alacriti, Inc, Loehmann's
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Will be used to pay off high interest credit cards. I'm a college graduate who has been working at an IT company for over a year. I went into the work force as soon as I graduated because I wanted to get a jump start on my career. I'm currently a part time worker but have been offered a full time position with the company and will be a full time employee starting in May =) I love my job and career path I have chosen. Everything is going smoothly, except for the debt aspect. As a student I managed to accrue some debt. I had classes, books, et... to pay for and the credit cards were my means of funding. Unfortunately, the interest rates have skyrocketed and I just can't seem to be able to pay it down. I always pay more than the minimum required but it does not seem to make a dent. One credit card has a large balance and a very high interest rate and more than 1/2 of the monthly payment is wiped out by the interest rate fee. Please help me stop this vicious cycle. I am a responsible individual with good credit history, always pay on time and a stable job. My income will increase starting in May and even now there is no problems with me making the required monthly payments at all. I just need some help in getting myself on my feet and charging into a brighter future. Please consider me for this loan and I will be extremely grateful. Thank you.

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,389.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - I see your cc debt is $6,400, but you are asking for $8,000. Why the difference? Best of luck; Art	Hi, The difference will be used to cover my dental work. I've been holding out for some time now because I didn't want to add to my debt. My cc interest rates are fairly high and this loan's rate is actually half so I can finally just have the work done. I'm sorry I forgot to add that piece of information because I was so concerned with trying to keep it short. It still ended up being a novel though. =)
when your income increases will you pay extra(ie $370 month paid off 2 years a savings of over $800)?	Hi, Yes, I will try to pay off the loan as soon as possible. After all, the sooner I pay it off the less interest I will accrue. Thank you for considering me for a loan.
Thank you for answering the questions and don't worry about writing a novel. As a lender I like to see some background on what the borrowers plans and background are. I pass on many listings just because there is no information. Answering questions is also good. I only get answers to about 1/2 the questions I ask and I only lend on those who post answers. Art	Thank you so much for funding my loan. I'm sorry for using your reply as a bases to correct a mistake. The listing does not allow for editing and I just really want to clarify this. I do not have a mortgage, my parents do and I rent from them.

Member Payment Dependent Notes Series 382802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382802	$9,000	$9,000	15.05%	1.00%	March 23, 2009	March 21, 2012	March 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382802. Member loan 382802 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Fairfield Residential	Debt-to-income ratio:	16.45%
Length of employment:	9 months	Location:	ABINGTON, MA

Home town:	Whitman
Current & past employers:	Fairfield Residential
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I want to pay off all credit cards in one monthly payment. I think it is more beneficial for accounting purposes. I also want to see that the debt is going to be paid off within a specified term.

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,614.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 382825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382825	$10,500	$10,500	16.32%	1.00%	March 20, 2009	March 21, 2012	March 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382825. Member loan 382825 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	ING	Debt-to-income ratio:	9.97%
Length of employment:	5 years 8 months	Location:	Spotswood, NJ

Home town:	Spotswood
Current & past employers:	ING, Citistreet
Education:	Middlesex County College

This borrower member posted the following loan description, which has not been verified:

With this loan I am going to pay my credit card debt and car. I would love to consolidate what I owe and make one monthly payment to the Lending Club. This will free up alot of funds to make a major home purchase within the next 3 years. Thank You Daniel Groza

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,039.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind showing us your monthly expenses. Thank you.	Thanks for the question and I don't mind sharing my monthly expenses. Car Insurance 109.00 per month Rent 625.00 per month Utilities & Cable 150.00 per month

Member Payment Dependent Notes Series 382835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382835	$7,000	$7,000	13.47%	1.00%	March 20, 2009	March 21, 2012	March 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382835. Member loan 382835 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	PALM BEACH GARDENS MED CTR	Debt-to-income ratio:	4.73%
Length of employment:	13 years 9 months	Location:	TEQUESTA, FL

Home town:	BIRKENHEAD
Current & past employers:	PALM BEACH GARDENS MED CTR
Education:	I.M. MARSH TEACHER TRAINING COLLEGE. NORTH STAFFORDSHIRE ROYAL INFIRMARY.

This borrower member posted the following loan description, which has not been verified:

i have found a great deal on a 2002 ford mustang for $6200. i need help to buy the car. i have put $500 to hold the car until i can get a loan. many thanks.

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	46
Revolving Credit Balance:	$40,479.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you verify your income to Lending Club A.S.A.P.? Would you also state your expenses? $92,000 annually seems as if buying a $6,000 auto. should be no problem. Would you explain? Thanks	yes i can send a copy of my w2 asap. the reason i am asking for a loan is i'm looking at cars from independant dealers & private sellers, so i need to pay cash. my monthly household expenses are $2000 plus food, gas etc. also it is my gross income that is $92,000 my net income is $59,324. i do not want to take on the burden of a new car loan, i want to be able to continue my lifestyle without having a large loan payment. i was referred to lending club by a friend, so i have not asked any banks for a loan. i have been approved for a loan from a credit union, but they have many stipulations, one being i can only buy from franchised dealers. i hope this answers your questions. many thanks.
You earn $5k net after tax, and only have monthly expenses of $2k + gas/food. Assuming $1500/month for gas & food, you would still save $1500/month.... I understand the attractiveness of buying from an independent dealer, but it seems as if you would have enough in cash. Why add to your $40k current debt balance?	i only bring home 2000-2400 bi-weekly. aprrox 4000/mo. work on an hourly basis, so base pay would be 2000. if i work any call hours it can go up to 25-2600. i base my expenses on 4000/m. i also feel that i can get more car for the buck --getting them from non dealers. i have paid cash for my last two cars, but right now i don't have that much liquid assets.
Would you explain the 3 inquiries in you report for the last 6 months?	i have been looking at cars for the last few months, so my credi report has been checked quite a few times by dealers & other loan firms.

Member Payment Dependent Notes Series 382865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382865	$7,200	$7,200	13.79%	1.00%	March 24, 2009	March 22, 2012	March 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382865. Member loan 382865 was requested on March 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,662 / month
Current employer:	Nerve Contracting	Debt-to-income ratio:	22.13%
Length of employment:	14 years	Location:	New York, NY

Home town:	Mount Sinai
Current & past employers:	Nerve Contracting, Anasagasti JR
Education:

This borrower member posted the following loan description, which has not been verified:

paid off credit cards

A credit bureau reported the following information about this borrower member on March 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	68
Revolving Credit Balance:	$7,458.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do for Nerve Contracting? Art	Type your answer here.Im a contractor we do renovations of apt. The company have workers in Queens and in Manhattan.

Member Payment Dependent Notes Series 382919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382919	$10,000	$10,000	14.11%	1.00%	March 23, 2009	March 22, 2012	March 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382919. Member loan 382919 was requested on March 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Office Team	Debt-to-income ratio:	7.95%
Length of employment:	1 year	Location:	Torrance, CA

Home town:	Torrance
Current & past employers:	Office Team, Mattel Inc.
Education:	California State University Long Beach

This borrower member posted the following loan description, which has not been verified:

I need a loan to pay off my credit card debt because they have raised the apr "due to the economy" to a high rate.

A credit bureau reported the following information about this borrower member on March 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	25
Revolving Credit Balance:	$11,816.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What size payment are you already making to the card, what's the minimum payment and what is the new APR on it?	The worse one is a minimum payment of around $160 and I've been paying $300 or so...it's wayyy too much money. The new APR is around 30% which is ridiculous. I think my payments must be all interest :-(

Member Payment Dependent Notes Series 382975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382975	$12,000	$12,000	9.63%	1.00%	March 24, 2009	March 23, 2012	March 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382975. Member loan 382975 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$17,000 / month
Current employer:	Model N Inc	Debt-to-income ratio:	9.14%
Length of employment:	2 months	Location:	Princeton, NJ

Home town:
Current & past employers:	Model N Inc
Education:	Rutgers University at New Brunswick/Piscataway, Stevens Institute of Technology

This borrower member posted the following loan description, which has not been verified:

My wife and I currently have a personal loan paying an interest rate of 15%. We owe 22k on this loan. Our intention is to put in 10k of our own money and borrow 12k to refinance the debt and pay it off over the course off over the course of 3 years. I am employed as a management consultant (working for a firm with a large backlog of work in additional to a very healthy pipeline) and my wife is a optometrist working for a very busy office. Both of us are very well educated (I am an MBA and my wife has a doctoral degree).

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,814.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you current balance, interest rate, and minimum payment?	My current balance is about $22,000. Interest rate is 14.99% and minimum is $470.
Have you sent in the information required to have your income verified yet?	I have not sent in verification of income but will be doing so within the next day or two.
How much is your monthly rent? With no HO expenses (mortgage, taxes, ins. or maintenance) and a joint income of $17k, I can't understand where your discretionary money is going and why you can't just pay off the $22k in a couple of months?	Monthly rent is $2300. Alot of our money goes into taxes since we dont own a home. In addition, we also pay $1250 per month in student loans. We have also been setting aside $2000 per month to purchase a home (most likely June of this year) so we would rather not touch our downpayment money.
Have you sent in verification of income to LendingClub?	I have not sent in verification of income but will be doing so within the next day or two.
When do you plan on repaying the loan? Three years? Any sooner? Any later? A house is a huge burden. You think you will be able to put a down payment towards a home, make monthly payments, pay taxes, living expenses, and repay this loan?	We already have a fund setup for our down payment + state of NJ downpayment assistance + federal 8k tax credit. Taxes will be significantly lower once we purchase the home. We have kept our living expenses to only necessities for the past few years. Our objective is to repay the loan over the course of 3 years. We currently pay a minimum payment of $470 on the loan. We are going to add in 10k of our own money and fiance the remaining 12k through LendingClub.

Member Payment Dependent Notes Series 383004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383004	$8,000	$8,000	13.16%	1.00%	March 23, 2009	March 23, 2012	March 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383004. Member loan 383004 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	PEC Corp.	Debt-to-income ratio:	19.51%
Length of employment:	1 year	Location:	Pueblo West, CO

Home town:	Gunnison
Current & past employers:	PEC Corp., United Parcel Service
Education:	Mesa State College, Metropolitan State College of Denver

This borrower member posted the following loan description, which has not been verified:

I have three credit cards that are costing my $700 a month in fees and a car loan that is costing $409 a month. I would like to close two credit card accounts and payoff car and reduce my monthly payments.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	38
Revolving Credit Balance:	$7,936.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What do you do at PEC Corp. and where did you work prior to that? 2. For what was the delinquency?	PEC Corp. is my fathers company and currently I am the CFO. I came here 1 year ago to help out when my mother passed away. I worked for UPS for 14 years as a manager. I used to travel alot with my old job and a miscommunication between my wife and I about a bill getting paid was my delinquency. Basically just a dumb mistake.
If your debts were costing you $1109 a month, and this loan will cost you $270 a month, what do you plan to do with the left over $839?	I will not have $839 in excess because I initially asked for $20,000 and only got approved for $8000. I will be paying off two high interest credit cards and closing them. this will leave an excess of $ 250 a month which I plan to help fund an IRA because my company does not offer a retirement plan.

Member Payment Dependent Notes Series 383013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383013	$15,000	$15,000	12.84%	1.00%	March 23, 2009	March 23, 2012	March 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383013. Member loan 383013 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	LENS	Debt-to-income ratio:	22.71%
Length of employment:	5 months	Location:	New York, NY

Home town:	Eau Claire
Current & past employers:	LENS, Aspen Institute, Open Society Institute, University of Virginia
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

My husband is 14 months away from completing a medical residency program at a hospital in New York City. We have 2 small children, and I work part-time from home. We took out loans and used low interest credit cards to help us get through medical school and the first 4 years of residency. We are now beginning to pay the cards off, slowly and miraculously. We never thought we'd see the day. The balances are, admittedly, high, but we're now getting hit with skyrocketing interest rates (18% and higher) and changes to the agreements on a daily basis. We would like to find ways of transferring the debt to lower interest accounts/loans and continue to pay down our debt, so we might qualify for a mortgage after he works as an attending physician for a few years. He is currently working at a city hospital and hopes to stay there when his residency is complete. There is very little assistance out there for residents and their families. When a resident's parents (or spouse) are unable to support fully this expensive journey through medical education, and with residents low salaries and long hours, we are looking for some help to get through the last part of a very long haul.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,267.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What school in NYC? Fellow UMNTC-er here currently pursuing a degree looking to help out some.	New York University. First part of the residency was at Mt. Sinai here in New York, now the fellowship is at NYU. It's a wonderful program, but NYU doesn't offer any housing for fellows, so we're in a market rate NYC rental. This obviously adds to our (albeit temporary) fiscal pinch. I pine for the lovely & affordable apt I had in Uptown Mpls during college!
Congratulations on making it through med school and (almost) residency. What specialty for residency/fellowship? My wife is also soon to finish residency. Glad to be able to help others. What are the plans for after residency (if there are any yet)? How old are your children? What do you do part time at home? Just like getting to know people. Best of luck!	Thanks -- from my husband and me. As you know, it is a team effort. His specialty is child psychiatry. We most likely will leave NYC for a more affordable lifestyle, try to buy a house before our kids (toddler and baby) go to college. I work on public policy in the nonprofit sector -- and the foundation funding our current project has now put us on hold while they "evaluate their portfolio and priorities." Happening all over the nonprofit sector, as everywhere. Thanks for the interest!

Member Payment Dependent Notes Series 383107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383107	$6,000	$6,000	17.90%	1.00%	March 19, 2009	March 23, 2012	March 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383107. Member loan 383107 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Jani King	Debt-to-income ratio:	6.60%
Length of employment:	2 years 9 months	Location:	Lincoln Park, MI

Home town:	Michigan
Current & past employers:	Jani King
Education:	Nursing Degree

This borrower member posted the following loan description, which has not been verified:

Currently i have a personal loan at 29%. I've been making payments on time for over 15 months. I also want to pay off high interest credit cards. By getting a lower interest rate I will be able to pay off my debt faster, save money, and also improve my credit history. Please contact me for more information. Thank you

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,433.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
do you intend on paying extra to speed up loan repayment	I plan on paying this loan earlier then three years but not earlier then one year because i want to build my credit. I hope, I answered your question. Please, feel free to ask me again. Thank you
Your revolving credit shows only about 3.5K debt. What is the nature of the personal loan? What is the balance, term, etc.?	First of all thank you for making a point that i missed to explain. Yes my debt is very low compared to my personal loan that I need to pay off my debt. The purpose of this loan is not just to pay off my debt which it would less expensive to pay off my debt then get another big loan..The purpose of this loan is to build my credit because I've never made any big purchases..and I plan on buying house once the economy stabilizes and buy that time I want to have and established good credit history. I know, I will be paying a little more money now but I will save in long run when I buy a house. My current personal loan is about 3K. My initial loan was 4k and term 4 years at interest rate of 29%. Right now i have about 3k to pay off in a time less then three years. I hope, I answered your question. Thank you
Your 29% personal loan rate seems extremely high for someone that has not made a number of large purchases. Why is it so high? Realize also your honesty may hurt your chances for getting funding by revealing you intend to pay off the loan in 1/3 the time.	I got the loan from citifinancial, they told me my interest rate was so high because I didn't have a long history or any privious loans that showed resposibility. I believe as well that my interest was high but I think i have to pay some price to build my credit. Also, I said that I will not pay the loan sooner than 1 year. Thank you

Member Payment Dependent Notes Series 383164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383164	$9,925	$9,925	9.63%	1.00%	March 20, 2009	March 23, 2012	March 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383164. Member loan 383164 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Beauty Mart Supplies	Debt-to-income ratio:	24.52%
Length of employment:	9 years 6 months	Location:	Snellville, GA

Home town:	Seoul
Current & past employers:	Beauty Mart Supplies
Education:	Korea University

This borrower member posted the following loan description, which has not been verified:

We have been in buisness since 1999 and since shown steady sales even during slow times. Current economic conditions gave us the opportunity to expand to a larger location within the same mall for 1/6 of the current square footage rate. This means we are able to accomodate more clients and their needs. In total, we are looking to expand our buisness size by 10 fold this summer. We forecast that we can repay the loan in less than 12 months. The funds will be used to purchase additional inventory for sale and leverage a stronger purchasing power for deep discounts from our suppliers.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,689.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	Hello Ergnog and thank you for bringing this to my attention! I will verify my income with LendingClub ASAP. Meanwhile, please continue to check back and feel free to contact me through LendingClub for any questions/concerns you may have!
Be advised that there r frauds on LC--borrowers that steal others' identities. So if u want a bid from me, see to it that LC is able to verify ur income asap.	Hello Ocean and thank you for considering investing in my loan. I received a phone call from Lending Club yesterday to verify my information and they have since approved my credit. I also inquired about having my income verified and they said that they will get to that very soon. Meanwhile, please continue to check back and feel free to contact me through Lending Club!

Member Payment Dependent Notes Series 383183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383183	$6,000	$6,000	14.74%	1.00%	March 23, 2009	March 23, 2012	March 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383183. Member loan 383183 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Self-Employed ebay loan request is to start a business	Debt-to-income ratio:	14.00%
Length of employment:	14 years	Location:	Marshalls Creek, PA

Home town:	Dover
Current & past employers:	Self-Employed ebay loan request is to start a business, eBay Inc., Office Depot
Education:	Pennsylvania State University-Main Campus, Temple University, East Stroudsburg University of Pennsylvania, Northampton County Area Community College

This borrower member posted the following loan description, which has not been verified:

The loan request is in order to purchase an ultrasonic welder. I am a sports card seller on ebay who sends cards off to a company to do such a task for me (referred to as card grading). I've been sending cards there for the last 2 years and learned this trade in and out. With the purchase of this machine, I will be able to make many times of income I already make by reducing time, costs, and additionally grading other cards of others'.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,616.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I am the requester of this loan and am just adding the fact that I plan on paying back this loan back quicker than the 3 year agreement as stated in the terms. This business is a guaranteed money maker as I know for a fact as I've been doing it for over a year now and know it in and out. If anyone has any questions please ask as I would like to get this loan and it doesn't appear like it'll happen through here. Please just ask anything you want, thanks.	Hello, I am the requester of this loan and am just adding the fact that I plan on paying back this loan back quicker than the 3 year agreement as stated in the terms. This business is a guaranteed money maker as I know for a fact as I've been doing it for over a year now and know it in and out. If anyone has any questions please ask as I would like to get this loan and it doesn't appear like it'll happen through here. Please just ask anything you want, thanks.

Member Payment Dependent Notes Series 383228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383228	$10,000	$10,000	13.47%	1.00%	March 23, 2009	March 23, 2012	March 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383228. Member loan 383228 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Vera Reporting	Debt-to-income ratio:	5.59%
Length of employment:	4 years	Location:	Irving, TX

Home town:	Dallas
Current & past employers:	Vera Reporting, Linda Vera
Education:	Court Reporting Institute of Dallas

This borrower member posted the following loan description, which has not been verified:

In the market to purchase a used truck. My previous truck was stolen and has not been recovered. I am not intereseted in an new vehicle and just wish to purchase a vehicle that I can pay off quickly.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	9
Revolving Credit Balance:	$2,432.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you tell about the two lates you had 9 months ago	My husband was layed off in Feb 2007 and with our savings we were able to make minimum payments. He found another job in August '07 that did not pay as much as his previous job so he took on a second job in December '07. Meanwhile, I was trying to start my career as a court reporter that required lots of equipment to purchase and resulted in some late payments. It was a struggle, however, we were able to increase payments on debts and reduce them considerably.
one last question, when\ if your truck is recovered would you pay down this loan( either from insurance money if truck is not usable or sale of it since you have a new truck)?	The truck was paid for and only had liability coverage insurance when it was stolen. If it were found, we would sell it and put the money towards this loan. We've been using my brother's-in-law car while he's in Iraq. He is due back within a couple of months and are going to return it.

Member Payment Dependent Notes Series 383307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383307	$5,000	$5,000	14.74%	1.00%	March 20, 2009	March 23, 2012	March 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383307. Member loan 383307 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Web Success	Debt-to-income ratio:	6.79%
Length of employment:	3 years	Location:	Ft. Pierce, FL

Home town:	Peru
Current & past employers:	Web Success, TC Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

We have a very profitable web design agency, www.WebSuccessAgency.com and have a solid customer base of repeat clients. The reason for the loan is that we are starting a new company that provides a specialized contact manager to entrepreneurs and we need the funds to develop the product. This product will fall into what is called Software as a Service (SaaS). SaaC products are some of the most profitable markets online as, instead of holding out for advertising money, the revenue stream is from the paying customers, not potential advertisers. Examples of successful companies in this field are: SalesForce and 37Signals. A few reasons why we are a reliable borrower: 1. We have experience in internet business 2. Our product is very niche for a targeted market 3. We are self-sustaining through our current company and do not need immediate income from our new company. 4. We have a large account ready to purchase as soon as our product is finished. We are very grateful for those lenders helping to fund our next dream.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,165.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383345	$7,500	$7,500	16.95%	1.00%	March 23, 2009	March 24, 2012	March 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383345. Member loan 383345 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Kit Kat Club	Debt-to-income ratio:	21.57%
Length of employment:	2 months	Location:	SAN JOSE, CA

Home town:	Kent
Current & past employers:	Kit Kat Club, The Pink Poodle, Forever 21
Education:

This borrower member posted the following loan description, which has not been verified:

I've struggled with body image issues all my life, and I finally want to do something that will change that. I hope to get a breast augmentation with the loan I receive from this site. I've tried other loan agencies, but because of my age and lack of credit history, I was declined.

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,132.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It might help you get funded if you point out that this could also be a source of increasing your earning power.	I guess it would've... I'm new to this site, so I really didn't know what to say to convince people to lend me money. =/
What do you do for work & how young are you? Is your monthly income listed here includes tips if you have any?	I am an exotic dancer, and I'm 21 years old. It's hard to say how much I make in a month, because it fluctuates so much. In general, I make at least $3,000, and they are all in tips.

Member Payment Dependent Notes Series 383351

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383351	$8,875	$8,875	13.79%	1.00%	March 23, 2009	March 24, 2012	March 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383351. Member loan 383351 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,292 / month
Current employer:	Boeing Company	Debt-to-income ratio:	24.99%
Length of employment:	3 years 5 months	Location:	Bellevue, WA

Home town:
Current & past employers:	Boeing Company
Education:

This borrower member posted the following loan description, which has not been verified:

I need to pay off my credit card which has a high interest rate.

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$122,464.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383364	$14,000	$14,000	13.16%	1.00%	March 24, 2009	March 24, 2012	March 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383364. Member loan 383364 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	The Judge Group	Debt-to-income ratio:	19.24%
Length of employment:	26 years	Location:	BLUE BELL, PA

Home town:	Norristown
Current & past employers:	The Judge Group
Education:	Villanova University, Temple University

This borrower member posted the following loan description, which has not been verified:

I'm looking to take some high interest credit cards and get it down to just one payment per month.

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1968	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	72
Revolving Credit Balance:	$40,761.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell me what your current credit card balance, interest rate, and minimum payment is? What is your actual monthly payment taht you make?	There are three cards which I am looking to consolidate Card 1 - $5889.13 owed, 23.24%, $160 monthly payment Card 2 - $6880.13 owed, 23.99%, $160 monthly payment Card 3 - $2973.05 owed, 23.00%, $180 monthly.

Member Payment Dependent Notes Series 383398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383398	$18,225	$18,225	9.63%	1.00%	March 24, 2009	March 25, 2012	March 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383398. Member loan 383398 was requested on March 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,917 / month
Current employer:	Mr. and Mrs. Apfelbaum	Debt-to-income ratio:	22.76%
Length of employment:	6 years	Location:	Greenwich, CT

Home town:	Valencia,Neg. Or.
Current & past employers:	Mr. and Mrs. Apfelbaum
Education:	St. Vincent's College - Philippines

This borrower member posted the following loan description, which has not been verified:

pay off car loans and credit cards and have one time payment of debt per month, for 36 months.

A credit bureau reported the following information about this borrower member on March 11, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,407.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When u document ur employment with Lending Club, we will invest in ur loan request. When the LC asterick appears after ur income as verified.	I think the lending club had verified it already. Thanks!
Unless an asterisk appears next to ur income on ur loan request page online, ur income has not been verified. Thx, Potential LC Lender Ocean714	Well, when I applied for the loan, before the lending agreed to the amount I loaned for, they check everything from name to address, to employer to credith report etc...etc..., so if i am not worth for this loan, please tell at once for I'll get from other source. thank you.
I do not think that you should get defensive about the income verification. It is really important for us as lenders to see this kind of information verified, because we do not want to lose our hard worked money. I would have invested in your loan today, but absence of that (*) really makes me think twice. If your income get verified you will have my bid.	Hi? Sorry if my answer offended you, but I think nobody will lend u money especially it's a big amount w/out verifying n screening the borrower? I knew how it feels about money the most u earned it the hard way, like me too? in d future, I will be an investor too.
he has most of the loan funded lol. with a credit score of 780+ not much of a risk. Certainly worth the risk of $25 bucks.	I'm not sure what's the question, but to say thank u very much for your help and trust me , with God's blessing that I will be in good health always, I can pay what I owe to all lenders.

Member Payment Dependent Notes Series 383639

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383639	$8,800	$8,800	14.42%	1.00%	March 23, 2009	March 24, 2012	March 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383639. Member loan 383639 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,858 / month
Current employer:	UCSF	Debt-to-income ratio:	5.94%
Length of employment:	10 years 4 months	Location:	daly city, CA

Home town:
Current & past employers:	UCSF
Education:

This borrower member posted the following loan description, which has not been verified:

We'll here's the skinny I'm a single mom of two 12 and 7 years old. Everything around me is increasing except my salary. I try my best to pay off debt but with interest rates so high it's hard to get it paid down. I feel having everything on one bill will improve my monthly budget and a lower interest rate will free up money faster for my kids future. Thanks

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,134.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What do you do at UCSF? 2. How do you commute? 3. Do you own a car? 4. What is your interest rate and minimum payment on the highest-cost card?	1. medical research 2.car/car note My interest rate/minimum payment on my highest cost card is ~19% and minimum payment is 130.00.
I'd like to help you out. Can you list out your monthly expenses for us? Also, where are you in the Lending Club verification process? Thanks and good luck with your loan!	by monthly expenses you mean what?
I wanted to know what your monthly expenses were: Monthly Rent, Car Payments, Utilities. et. cet. I was also hoping to know whether or now you were going to verify your information with Lending Club. Thanks!	info is already verified including monthly expenses. thanks

Member Payment Dependent Notes Series 383733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383733	$10,000	$10,000	11.89%	1.00%	March 24, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383733. Member loan 383733 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Loyola University New Orleans	Debt-to-income ratio:	11.86%
Length of employment:	12 years 3 months	Location:	New Orleans, LA

Home town:	newton
Current & past employers:	Loyola University New Orleans, University of New Orleans
Education:	The University of West Florida

This borrower member posted the following loan description, which has not been verified:

I am interested in purchasing a 2006 Harley Davidson Dyna Super Glide with 9,000 miles and an excellent maintenance history. I expect to be able to pay the loan off within two years.

A credit bureau reported the following information about this borrower member on March 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,166.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Loyola? and will you stay there for the duration of this loan?	Yes, i am director of risk management and have been for the past 12 years. it is my intention to continue in that position for at least the next five years.
You have a high revolving credit balance and percentage. Is much of this a Home Equity Line of Credit? If so, how much?	Yes, about $20k. I am divorcing and my wife will take on the HELOC and ownership of the house within the next few months.

Member Payment Dependent Notes Series 383751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383751	$3,500	$3,500	13.47%	1.00%	March 24, 2009	March 27, 2012	March 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383751. Member loan 383751 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Home Depot	Debt-to-income ratio:	17.28%
Length of employment:	1 year 1 month	Location:	Lubbock, TX

Home town:	Waco
Current & past employers:	Home Depot
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

I am wanting this loan to purchase a used '99 Honda CBR 600 F4i.

A credit bureau reported the following information about this borrower member on March 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - I see you don't have any credit card debt and no credit card utilization. Do you make monthly payments on anything? I ask since borrowers who don't have a history of making monthly payments have a higher default rate than those that do. Good luck; Art	I make monthly payments on my rent that is about it because I have been saving for the bike while others I have used my mothers credit.
Your revolving credit balance and line utilization show zero usage. How is this explained? Also, you have a 17%DTI. Where is the debt?	I have recently got a credit card at Home Depot, but I am waiting until the summer to use it. Also until now I have been using my parents credit instead of building my own which is what I am beginning to do now. As for your second question the debt is students loans in which the payments are deferred until I graduate I don't actually owe money currently to anyone.

Member Payment Dependent Notes Series 383765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383765	$9,500	$9,500	16.32%	1.00%	March 23, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383765. Member loan 383765 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Missouri Army National Guard	Debt-to-income ratio:	9.43%
Length of employment:	10 years	Location:	CENTERTOWN, MO

Home town:	Oklahoma City
Current & past employers:	Missouri Army National Guard, Graf and Sons
Education:	Moberly Area Community College

This borrower member posted the following loan description, which has not been verified:

I have finished construction on my house. I have taken my mortgage up to 80% of the appraised value, and need $9500.00 to finish paying for materials. Rather than do a long-term loan, I want something short-term I can pay off in less than five years.

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,081.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do to earn a living?	I work full time as an electronics technician for the Missouri Army National Guard. I have worked there since August 2003.

Member Payment Dependent Notes Series 383777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383777	$7,000	$7,000	11.89%	1.00%	March 20, 2009	March 25, 2012	March 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383777. Member loan 383777 was requested on March 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	TM Floyd	Debt-to-income ratio:	7.04%
Length of employment:	1 year 3 months	Location:	Columbia, SC

Home town:
Current & past employers:	TM Floyd
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

I am purchasing a primary resident home in Oviedo, FL and I have some cash but not enough to cover the total closing cost on the house.

A credit bureau reported the following information about this borrower member on March 11, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,759.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you workin Columbia SC, but buying a home in Oviedo FL. Is this within commuting distance to work? TM Floyd, is this a tech company and what do you do there?	My family (wife, son, and daughter) lives in Oviedo FL. I work in Columbia, SC. The distance between Columbia, SC and Oviedo FL is around 450 miles (6 hrs drive). I commute every other weekend. TM Floyd is a consulting company. My role is a business system analyst.
In light of so many foreclosures from having bought 'too much house' why are you buying a place that you even have to borrow the closing cost funds? That appears to already be a sign that you may want to look at a less expensive home that you can fully afford now, not just 'hopefully' in the future.	I currently pay rent that would be equal to the monthly payment on this house. My cash flow is down at this time but coming up soon. If closing is in 4 months from now, I would not need the loan. The house is a very good deal in this market in this area. My attention is to pay this loan very soon (4 to 6 months).
Please verify your income.	Monthly net income from working for TM Floyd is $6,000. Monthly house rental income is $1,300.

Member Payment Dependent Notes Series 383784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383784	$8,100	$8,100	16.63%	1.00%	March 23, 2009	March 25, 2012	March 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383784. Member loan 383784 was requested on March 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	United States Military	Debt-to-income ratio:	22.71%
Length of employment:	21 years	Location:	KILLEEN, TX

Home town:	Fort Smith
Current & past employers:	United States Military, United States Army
Education:	Central Texas College

This borrower member posted the following loan description, which has not been verified:

I currently have to many loans and unsecured debt that are current-I am not behind just need to lower my payments.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	71
Revolving Credit Balance:	$16,194.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why did you incur that debt? and will you be able to not incur anymore while you are paying us?	I got caught up in alot of bad advice regarding refinancing and credit cards. Incurring more debt is not going to happen to me. I want to pay these 2 debts off and never be in this situation again. One thing that I am sure of is paying my bills always and on time.
I would like to help you out. First though, I need you to list your monthly expenses out for us. Thanks and good luck with your loan!	Sir, first thank you for your question. My wife and I are consolidating two bills into one. The total payment for both is $524.00 and with this loan both would be paid off and the accounts closed. Vehicle Loan: $255.00 2d Vehicle Loan: 236.00 Car/Home Insurance: $110.00 House Rental $750.00 Electricity: $ 175.00 (avg) Water/Garbage: $50.00 Child Support: $850.00 3 each credit cards: $60.00 Only after talking to a Consumer Credit Counselor, he sat down with us and discussed exactly what bills or consolidated to benefit us. Again, thank you for your interest and everyone's elses. Ron Parks

Member Payment Dependent Notes Series 383814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383814	$7,200	$7,200	12.21%	1.00%	March 20, 2009	March 25, 2012	March 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383814. Member loan 383814 was requested on March 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	MURPHY	Debt-to-income ratio:	15.77%
Length of employment:	7 years	Location:	MINGO JUNCTION, OH

Home town:
Current & past employers:	MURPHY
Education:

This borrower member posted the following loan description, which has not been verified:

This will take care of some extra expenses I have occured while taking care of my mother. I'm great with my savings/retirement and money in general and in three years I will be debt free. Great for me!!

A credit bureau reported the following information about this borrower member on March 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	64	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,557.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's the story behind your mother, and how will you make sure you don't get in debt again?	My mother was diagnoised finally with alzehimers and demenita. this was 3 years ago and an entire summer in the hospital/rehab between my local area and pittsburgh pa which is about 1 1/2 hrs. away. Instead of using the money that was her's, I thought it was easier for me just to take care of anything that extra might have came up. I know now that I can use her money and not just take it upon myself to use my own, which is the case in most caretakers position. It will not happen anymore because I do have everything now in order. I hope this will help with the question that you have asked me. thank you

Member Payment Dependent Notes Series 383826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383826	$6,000	$6,000	12.84%	1.00%	March 23, 2009	March 25, 2012	March 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383826. Member loan 383826 was requested on March 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Transportation Security Administration	Debt-to-income ratio:	11.95%
Length of employment:	2 years 4 months	Location:	VAN NUYS, CA

Home town:	Philadelphia
Current & past employers:	Transportation Security Administration, US Army, Mann Theaters, Ultimate Electronics, Foot Action, Burger King, K mart, University of Colorado
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off the outstanding balances on 4 lines of credit: $3099 on a Macy's Visa, $877 on a Macy's store credit, $1755 on a Washington Mutual Visa, and $868 on a Dell Financial Services line of credit remaining from a computer purchase. The remainder will go toward what I owe to the State of California for my 2008 income tax.

A credit bureau reported the following information about this borrower member on March 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	76
Revolving Credit Balance:	$3,517.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
do you have emergency savings? how much taxes do you owe? Are you able to pay this loan slighty faster than required to pay faster?	I don't have alot in savings. In taxes I owe $1,650 of which I've saved about $1,200. I expect to be able to pay this off faster than required using year-end performance bonuses from work. Last year's was around $3,000.
It seems like you have an addiction to Macy's. How will you make sure you don't get in debt again once you have paid their debt (and owe us lenders the money). thanks	The debt incurred on the Macy's Visa was straight credit card debt. Only the smaller charge was incurred at Macy's. As for getting in debt again, all I can say is much of my debt accumulated after getting out of the army and getting set up in my apartment. When I was first hired at TSA it was at 30 hrs a week. I've since gone full time and been promoted. My income is better able to support me now, but I could use some help getting that accumulated debt paid down. The payments on this loan are roughly equivalent to the payments I'm making now but would resolve the debt much, much faster.
What is your paygrade with TSA? I'm familiar with DoD civilian paystructures. I assume they are similar. Ignoring annual step increases, are you able to move up paygrades any further in your current position. For example GS-5 to GS-8?	TSA is not on the GS scale. We do get annual pay increases in addition to cost of living based on how we are rated as well as a lump sum bonus. To move up in pay grade I would need to be promoted. I plan to seek promotion in 6 months to a year.
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I don't know if I know how to do that. Let me see what I can do.
Hello. What are you current interest rates and total min required payments per month for the debt you will be paying off? How much in total are you currently paying per month toward the debt you will be paying off with this loan? Thank you.	Without having the data right in front of me, it's around $180 a month for minimum payments. So for roughly the same payment, the debt can be resolved much more quickly on this loan.

Member Payment Dependent Notes Series 383851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383851	$11,100	$11,100	13.47%	1.00%	March 24, 2009	March 25, 2012	March 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383851. Member loan 383851 was requested on March 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Olsen Construction Services, LLC	Debt-to-income ratio:	21.27%
Length of employment:	3 months	Location:	Petoskey, MI

Home town:	Humbolt
Current & past employers:	Olsen Construction Services, LLC, Birchwood Construction Co.
Education:	Ferris State University

This borrower member posted the following loan description, which has not been verified:

I have been in the construction industry for 24 years and have my state licenses in Construction, Mechanical, Plumbing, and boiler installations. I have been layed off from my job and have lots of customers needing work but need tools, a truck and equipment to get started, i have put 12k of my money into the company and need 15k for working capital for the next 3 months, and to asure i have the money when it comes time to hire more employees, which looking at the bids we have out will be in the next two months. Hope you can help, my credit score is 743.

A credit bureau reported the following information about this borrower member on March 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,589.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit score looks good. I commend you. I would like to help, but an RLUtil. over 70% makes me hesitate. How long have you been laid off? What have you been doing to obtain income since you were laid off? Are you actually starting a company of your own? Define "lots of customers." How much income are you planning to generate? I.e., what assurance do your lenders have that, being laid off, you will be able to pay this loan? I hope that this goes well for you.	Laid off for 3 weeks, I have started my new business and I have sign contracts for 60k plus of work and I have used 30K of my own money to buy equipment, and have 25K in a retirement plan that i will take out if needed to. I am in the construction business, I am a Licensed Builder, Master Plumbing, Mechanical Contractor, Boiler Contractor, I have worked in the this Industry for 28 Years, and I decided to start my own company. I have been in my home town area for most of my life and have meet a lot of people, I am the President of the Local Home Builders Association (300 members). Please feel free to ask any questions and that you for you help. Keith Olsen

Member Payment Dependent Notes Series 383869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383869	$8,400	$8,400	9.32%	1.00%	March 19, 2009	March 25, 2012	March 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383869. Member loan 383869 was requested on March 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,833 / month
Current employer:	n/a	Debt-to-income ratio:	1.05%
Length of employment:	4 years	Location:	LOS GATOS, CA

Home town:	New York
Current & past employers:
Education:	Mount Holyoke College

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to buy a Honda Prius!

A credit bureau reported the following information about this borrower member on March 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,009.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383914	$14,000	$14,000	9.63%	1.00%	March 23, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383914. Member loan 383914 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	Self and part of Consultant Groups	Debt-to-income ratio:	14.59%
Length of employment:	2 months	Location:	Atlanta, GA

Home town:	Dayton
Current & past employers:	Self and part of Consultant Groups, Eli Lilly and Company, UCB, Inc.
Education:	University of Notre Dame, University of South Alabama College of Medicine

This borrower member posted the following loan description, which has not been verified:

I am a physician who is starting a freelance consulting and medical writing business. I have a positive net worth around 60,000 dollars but need capital for expenses such as travel, computer equipment, etc. I have already secured over 4000 dollars worth of accounts receivable in less than a month and am receiving pay from my prior employer until the end of March. Furthermore, I have already been invited to join 4 separate networks of consultants, so I am confident in my ability to generate significant revenue in 2009 as the medical/pharmaceutical industry is constantly growing.

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$152.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
As a potential investor in ur loan, please provide LendingClub documentation verifying ur income. As soon as a LC asterick appears on ur loan request form online,I will invest. Thx Ocean714	Would be glad to. Thanks for the question and the potential help.
can you pay this loan if you are not able to generate the sort of income from this venture that you have in mind?	I have submitted an income statement and last year's tax return. I have already earned over 60,000 dollars this year. Thanks for the question.
ditto on income verification...	Hi. I have submitted tax returns and income verification for current pay period. Thanks for your consideration.

Member Payment Dependent Notes Series 383918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383918	$6,500	$6,500	8.00%	1.00%	March 19, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383918. Member loan 383918 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Sales Performance Associates LLC	Debt-to-income ratio:	3.24%
Length of employment:	3 months	Location:	Roswell, GA

Home town:	Roanoke
Current & past employers:	Sales Performance Associates LLC, FRONTLINE Selling LLC, The Complex Sale, Associated Press Broadcast Technology
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

This loan will be used to launch a new tactical marketing and sales consulting services business specifically focused on companies selling media technology hardware, software and services. This financing round will be used to fund completion of the firm?s website, production of business development collateral materials and attendance at the upcoming National Association of Broadcasters convention in Las Vegas in April. The media technology space is undergoing dramatic changes and most of the 2,000 companies that serve the industry have never engaged in a serious assessment of their tactical marketing, sales management and sales processes and methods. I successfully delivered similar services in 2006 and 2007. In the intervening two years, I have been working toward launch of this venture. I have developed a comprehensive service offering called ?media technology sales conditioning? that will generate between $15K and $30K per client engagement per year. I anticipate that the firm will secure between four and eight client engagements within six months. Many of these engagements will be advanced toward closure in meetings with media technology companies during the NAB show.

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,624.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you rack up $35K+ in revolving debt?	The only truly "revolving debt" we (my wife and I) have is a credit card a balance of less than $1,000 (or so). We did secure a home equity loan in 2003 to perform some remodeling. The balance on that loan is in the $30K range at a prime-plus-five rate. I can only imagine that is what is being reported as "revolving credit." We actually live very much within our means. Thanks for your question. Please let me know if there is anything else I can answer for you.

Member Payment Dependent Notes Series 383926

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383926	$20,000	$20,000	14.74%	1.00%	March 24, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383926. Member loan 383926 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Haldex	Debt-to-income ratio:	15.27%
Length of employment:	10 years 3 months	Location:	Ann Arbor, MI

Home town:	Odorhei
Current & past employers:	Haldex
Education:	University of Brasov, Romania and Lund, Sweden

This borrower member posted the following loan description, which has not been verified:

Loan in the amount of $34,000 needed to pay off credit card debt.

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,285.00	Public Records On File:	0
Revolving Line Utilization:	93.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383945	$5,000	$5,000	13.16%	1.00%	March 24, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383945. Member loan 383945 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	The Next Idea llc	Debt-to-income ratio:	10.98%
Length of employment:	6 years 2 months	Location:	West Hills, CA

Home town:	Los Angeles
Current & past employers:	The Next Idea llc, Panera Bread, Safeway Inc., Planet Hollywood
Education:	Hotel & Catering Inst., Canterbury University

This borrower member posted the following loan description, which has not been verified:

We have the opportunity to Brand and sell a new program which is essentially a Facebook for businesses. The program is sophisticated and very user friendly, incluidng a variety of unique applications. The cost to put this service on our website is $5,000. We will generate revenues from the program quite quickly and subscriptions are paid monthly. Our business site address is: www.thnextidea.net

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$75,454.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Was this program developed in-house, or have you had to pay a developer? I normally do not bid on loans with a RLU over 70%. What is to keep your debt load from increasing even more? Why should I take the risk on you? (More information on your listing would help a lot.) I hope you succeed with your new endeavor!	Thank you for your question. In response: This program is being developed in-house. For clarity; we are partnering with a tech. company who will be putting the program together under our guidance and direction. The program is a strategic management program for businesses using Web 2.0 technology. Businesses will pay a monthly fee to use the program. The actual development cost is $13,000, of which I am seeking $5,000 in debt. I will underwrite the additional $8,000. The debt will not increase as we have a contract with the tech. company with clearly defined objectives. About us: we are an Innovations and development consulting agency called The Next Idea, www.thenextidea.net we have been in business 6 years, and we specialize in the Food, Restaurant, Leisure and Retail Industries. This program was conceived through our dealings with clients and understanding their need for a low cost all encompassing knowledge based communication platform. Feel free to e-mail / call me directly with any additional questions. robert@thenextidea.net / 818 448 9888. Thank you for your interest Robert

Member Payment Dependent Notes Series 383961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383961	$9,500	$9,500	16.63%	1.00%	March 23, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383961. Member loan 383961 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,667 / month
Current employer:	Resort Nursing Home	Debt-to-income ratio:	9.25%
Length of employment:	4 years	Location:	rego park, NY

Home town:	Rego Park
Current & past employers:	Resort Nursing Home, Oceanview Nursing Home, First Med
Education:	SUNY Delhi

This borrower member posted the following loan description, which has not been verified:

I wish to pay off my high interest credit card and have some needed dental work done

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,050.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what kind of dental work? can you pay for it with your insurance or flexible spending account?	The dentist that I know and trust to do the root canals and a crown is not a participator in my insurance plan and I went to "their" dentist and I am not confident in his work.
Can you tell us a little bit about your current job? Also, will you break down your monthly expenses for us? Finally, will you tell us where you're at with the Lending Club verification process? Thanks and good luck with your loan!	I am currently a nurse I currently have # jobs that total 80 or more hours a week. My monthly expenses consist of my car payment which is $412, car insurance and my cell phone plus the credit card as i mentioned. I take home after taxes $3600 a month. I am not sure where I am at with the verification process.

Member Payment Dependent Notes Series 383978

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383978	$19,000	$19,000	12.84%	1.00%	March 24, 2009	March 26, 2012	March 26, 2013	$5,500

                This series of Notes was issued upon closing and funding of member loan 383978. Member loan 383978 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	VACC, Inc.	Debt-to-income ratio:	16.25%
Length of employment:	2 years 1 month	Location:	SAN FRANCISCO, CA

Home town:	Falls Church
Current & past employers:	VACC, Inc., Schlumberger Ltd., Ford Motor Company, Pratt & Whitney Jet Engines
Education:	MIT (Massachusetts Institute of Technology), Penn State University - University Park Campus

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my debt from 3 different credit cards. I have one American Express One credit card and two Bank of America credit cards. The approximate total debt for these three cards is $22,000. I have been paying beyond the amount due for each credit card for approximately 6 months now but the APR rate has steadily increased lately. Now I am paying high interest on three cards and would like to consolidate the debt so that I can pay off the debt within 1~2yrs and avoid tripling my interest payments. As my credit report will show, I have not been late on any credit card payments. I have a bachelor's degree and masters degree and I have been employed with one company for two years right after graduate school. I am relocating from CA to TX for a lead product development engineer at well-recognized engineering company.

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	75
Revolving Credit Balance:	$15,923.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I can definitely verify my income and employment by faxing or emailing my past pay check stubs to the Lending Group. I will call them and see how I can arrange that. Thanks for the question!

Member Payment Dependent Notes Series 383996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383996	$4,000	$4,000	7.68%	1.00%	March 23, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383996. Member loan 383996 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	State of California	Debt-to-income ratio:	5.70%
Length of employment:	1 year	Location:	Sacramento, CA

Home town:	Sacramento
Current & past employers:	State of California, Koinonia Foster Homes, AseraCare Hospice
Education:	UC Santa Barbara, Fuller Theological Seminary in California, Sierra College

This borrower member posted the following loan description, which has not been verified:

I want to use this toward a down payment on a home.

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,549.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
have you locked down the mortgage on your home? Do you know if your mortage terms would change after you get this loan?	I have not yet locked down the mortgage on my home.

Member Payment Dependent Notes Series 384060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384060	$18,000	$18,000	17.26%	1.00%	March 24, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384060. Member loan 384060 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,442 / month
Current employer:	Information Technology Partners	Debt-to-income ratio:	14.42%
Length of employment:	6 months	Location:	Joliet, IL

Home town:	Suffern
Current & past employers:	Information Technology Partners, General Dynamics, US Air Force
Education:	Community College of the Air Force (CCAF)

This borrower member posted the following loan description, which has not been verified:

Quite simple- want to use the proceeds to find the down payment on the house two doors down from mine. It is HUD owned and they want 20% down, but the asking price is very attractive. Currently earning $72,500 salary in the very stable IT field as a Senior Systems Engineer. Also getting $2,400/mo in rental income from two previously owned homes that I just counldnt bring myself to sell. Very low debt in consideration of income.

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	29
Revolving Credit Balance:	$3,781.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe the nature of your delinquency 29 months ago.	This was an account that was charged off from GMAC. I had a new vehicle that was totaled in hurricane Katrina and the GMAC rep I talked to at the time told me that they would cover the (GAP) difference between what my insurance paid and what the loan balance was. Supposedly they were forgiving these amounts as a courtesy for those affected...or so he said. In any case, while fighting with GMAC over what this guy said for quite awhile, the account charged off because I was resfusing to pay it. It was all of $1600- in hindsight I would have paid it and argued later, but I tried to stand my ground and got burned instead- you know what they say about hindsight. I ended up paying it.
Do you know if taking this loan will impact your mortgage terms?	No, I am pre-approved for the mortgage. With my low DTI, both loans still keep me well below the cutoff which I believe the bank said was 42%. Thanks!
Are the two rental homes owned free and clear or do you have a mortgage on them both?	Both properties have a current mortgage. Both have reliable tenents with signed lease agreements. Neither is in a negative equity situation. Although I'd rather not, I could float either or both if necessary. :oP

Member Payment Dependent Notes Series 384068

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384068	$4,500	$4,500	15.05%	1.00%	March 24, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384068. Member loan 384068 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Brother Martin High School	Debt-to-income ratio:	11.78%
Length of employment:	2 years	Location:	New Orleans, LA

Home town:
Current & past employers:	Brother Martin High School, Enterprise Rent-a-Car
Education:	Loyola University New Orleans

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a recreational vehicle. I may have found the perfect motorcycle to fit my needs. This bike is not at a dealership, so I need to receive a loan from a third-party.

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	5
Revolving Credit Balance:	$6,063.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Standard information lenders like to see in a loan description: What do you do at the High School for work? Did you try going to a bank to try to fund this? If so, what was the interest rate? Explain why you had the delinquency 5 months ago. Lenders are looking for signs of responsibility and stability in the people they are lending to, especially when it comes to loans for recreational purposes. Please provide the above information. Thanks!	I teach 9th grade Physical Science. I did try going to the bank, but the rate was much higher than was offered on Lending Club. 24%.....It was a couple months ago, but if I remember correctly, I did not double-check my online banking. Everything has been caught up, but I must have forgotten to schedule a payment. It wasn't due to insufficient funds, more forgetting to double-check.

Member Payment Dependent Notes Series 384126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384126	$6,000	$6,000	12.21%	1.00%	March 23, 2009	March 27, 2012	March 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384126. Member loan 384126 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	AIT	Debt-to-income ratio:	15.22%
Length of employment:	1 year 2 months	Location:	Opelika, AL

Home town:
Current & past employers:	AIT
Education:	Indiana University-Bloomington, Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

We are a Green Construction company with cashflow problems. Regular contractors owe the Company over 40,000$ and are making consistent payments. A short-term loan would allow us to purchase Green chemicals. This guarentee steady with other contractors while we are waiting to be paid. This would be a personal loan. I have an excellent personal credit history, over 750 FICO score and income independent of the construction company.

A credit bureau reported the following information about this borrower member on March 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	7
Revolving Credit Balance:	$6,881.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain the delinquency shown above at seven months ago? Thanks.	I called the credit reporting company. This was my wife's credit card, I have a dupicate card with my name. When she did not make the payment it reflected on my credit. I fixed the situation by doing direct draft on the only credit card she is responible for. Overall our debt ratio is extraordinarily good.

Member Payment Dependent Notes Series 384139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384139	$15,000	$15,000	14.42%	1.00%	March 24, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384139. Member loan 384139 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Columbia University	Debt-to-income ratio:	8.21%
Length of employment:	10 years	Location:	BRONX, NY

Home town:	Manhattan
Current & past employers:	Columbia University, St. Luke's-Roosevelt Hospital
Education:	CUNY Lehman College

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to consolidate my credit cards and pay off an IRS debt. This loan would allow me to pay off my debt now and allow me to save more. The IRS interest is onerous and while I am making the required payments the interest is large per month. I am paying down my debt and this loan would allow me to consolidate and pay only the monthly payment for this loan. Thank you, Marilyn Hernandez

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,226.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you verify your income with LC, investing in you will look more attractive to lenders. Please send them the appropriate documents. Thank you.	Thank you for your question. I am a novice at this process and will do as you suggest. Thanks again.
What are the current monthly minimum payments to the IRS and your creditors? What is your position at Columbia?	My position title is Associate Compliance Officer for Columbia University Medical Center. My payment to the IRS is $500 per month and my creditors is about $800 per month in total. Thank you for your question.
What is the payoff balance to your creditors? How long is your payment arrangement for with the IRS??	All told about $14,600. The IRS is not a fixed length for payoff. It is until paid, however long that takes . Each month there is added interest and penalties, amount varies.

Member Payment Dependent Notes Series 384141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384141	$2,500	$2,500	7.37%	1.00%	March 20, 2009	March 27, 2012	March 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384141. Member loan 384141 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,416 / month
Current employer:	U.S. Department of Education	Debt-to-income ratio:	0.39%
Length of employment:	7 years 2 months	Location:	Alexandria, VA

Home town:	Montreal
Current & past employers:	U.S. Department of Education, University of Pittsburgh, KRA Corporation, Macro International
Education:	University of Miami, University of Illinois at Urbana-Champaign, University of Pittsburgh-Main Campus

This borrower member posted the following loan description, which has not been verified:

My credit rating is very good at 783 but I need to pay an international lawyer and a domestic lawyer to help address a situation my family is facing. The international lawyer will not take a standard credit card because he is in Brazil

A credit bureau reported the following information about this borrower member on March 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	36
Revolving Credit Balance:	$2,498.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you breakdown your monthly expenses. You make 9400/month and your revolving credit balance seems reasonable. What is the reason you want to finance the laywer feeds versus using any cash reserves?	My actual net monthly pay is much less than what is posted. I get paid every two weeks in the federal government for the amount of 4331.20. Then the government takes out a bunch of expenses, (e.g., health plan, dental plan, Medicare, TSP Plan, etc.) which brings my net income every two weeks to 2,597.23. So the actual amount of money per month is 5194.46. I am also disabled and have to pay an extremely high money payment for a vehicle as wheelchair user On top of that, I live in Alexandria and the rent is about $2000 per month. On top of that, my wife and I had some unexpected out of pocket medical costs this year that we had to pay. The American Lawyer I am using to help my wife is costing me a fortune. And now, due to a legal matter in Brazil, and the Brazilian consulate is of no help in Washington, the lawyer in Brazil is going to take even more of my income; he wants half up front, and does not accept a credit card. Even he did, I would not be here asking for help, I could put the amount on my credit card. Finally, I hate to ask anyone for money. As a person with a disability, I pride myself on doing things on my own and for myself. But due to the circumstances I describe above, I need some help.
With you income @ $113,000 annually, why take out a loan for only $2,500 even though the interest rate is very low? Please verify your income with LC. It will help. Good luck with yours attorneys.	Please see the response I posted to an earlier question. That response should answer your question. And thanks very much for your advice and best wishes.
Verifying your income would probably make this one a no-brainer for most lenders. Please send Lending Club the appropriate documents. Thank you.	Thank you very much for the advice.

Member Payment Dependent Notes Series 384181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384181	$9,000	$9,000	14.11%	1.00%	March 23, 2009	March 27, 2012	March 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384181. Member loan 384181 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Commerce Bank of WA	Debt-to-income ratio:	24.92%
Length of employment:	6 years 4 months	Location:	Seattle, WA

Home town:	Spofford
Current & past employers:	Commerce Bank of WA
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to consolidate by credit card debt. I am current on all on my accounts and would like to lower what I am paying a month. Thanks.

A credit bureau reported the following information about this borrower member on March 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,336.00	Public Records On File:	0
Revolving Line Utilization:	86.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384276	$3,500	$3,500	9.32%	1.00%	March 24, 2009	March 28, 2012	March 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384276. Member loan 384276 was requested on March 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	City of Boca Raton	Debt-to-income ratio:	13.50%
Length of employment:	9 years 4 months	Location:	Greenacres, FL

Home town:	Hialeah
Current & past employers:	City of Boca Raton, City of Ft. Pierce
Education:

This borrower member posted the following loan description, which has not been verified:

Loan to purchase motorcycle.

A credit bureau reported the following information about this borrower member on March 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	80
Revolving Credit Balance:	$18,695.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 384327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384327	$5,000	$5,000	16.00%	1.00%	March 20, 2009	March 28, 2012	March 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384327. Member loan 384327 was requested on March 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Department of Homeland Security (DHS)	Debt-to-income ratio:	22.22%
Length of employment:	6 years 9 months	Location:	Mission, TX

Home town:
Current & past employers:	Department of Homeland Security (DHS)
Education:	The University of Texas at San Antonio

This borrower member posted the following loan description, which has not been verified:

Buying a dirt bike

A credit bureau reported the following information about this borrower member on March 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	65
Revolving Credit Balance:	$37,335.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 384336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384336	$10,000	$10,000	9.63%	1.00%	March 24, 2009	March 28, 2012	March 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384336. Member loan 384336 was requested on March 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Airetek Service LLC	Debt-to-income ratio:	15.88%
Length of employment:	1 year	Location:	GREENCASTLE, PA

Home town:	Chambersburg
Current & past employers:	Airetek Service LLC, Darwin R. Martin Electrical
Education:

This borrower member posted the following loan description, which has not been verified:

debt consolidation

A credit bureau reported the following information about this borrower member on March 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,532.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What debt are you consolidating?	credit card and truck payments

Member Payment Dependent Notes Series 384343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384343	$6,000	$6,000	8.00%	1.00%	March 20, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384343. Member loan 384343 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	L.P. Freight Services	Debt-to-income ratio:	5.07%
Length of employment:	8 years 6 months	Location:	Spring, TX

Home town:	Columbus
Current & past employers:	L.P. Freight Services, AT&T Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Line of Credit. With a low fixed rate and terms of 36 months. Credit line available for reuse when paid down. Paying off the only credit card we have. Would like to know it is being paid off in a few years to be debt free. Excellent credit rating and credit score over 700.

A credit bureau reported the following information about this borrower member on March 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,365.00	Public Records On File:	0
Revolving Line Utilization:	39.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384414	$9,000	$9,000	12.53%	1.00%	March 23, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384414. Member loan 384414 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Owens-Illinois	Debt-to-income ratio:	0.90%
Length of employment:	1 year 6 months	Location:	brockway, PA

Home town:	Elmira
Current & past employers:	Owens-Illinois, ICT Group
Education:	Clarion University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Looking to purchase a used Harley Davidson motorcycle for Sunday rides.

A credit bureau reported the following information about this borrower member on March 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1966	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	78
Revolving Credit Balance:	$114.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384456

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384456	$5,500	$5,500	7.68%	1.00%	March 18, 2009	March 28, 2012	March 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384456. Member loan 384456 was requested on March 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	City of Walnut Creek	Debt-to-income ratio:	10.32%
Length of employment:	4 years 6 months	Location:	Walnut Creek, CA

Home town:	Hayward
Current & past employers:	City of Walnut Creek, Mediation Services, AAFES
Education:

This borrower member posted the following loan description, which has not been verified:

I've been paying off an expensive move for awhile now, but it's gotten a whole lot more difficult when the credit card companies raise your rates just because they're in a rate-raising kind of mood that day... Either that, or I'm getting penalized for only making payments and not using the card. I was tearing along at a pretty good rate until they jacked me up to 20%, so if I'm going to pay interest, I'd MUCH rather pay it to community-minded individuals who benefit directly.

A credit bureau reported the following information about this borrower member on March 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,537.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you confirm your income with Lending Club?	I didn't see a way to confirm my income as I was going through the registration/application process, but would be happy to do so if I knew how.
Whats your current balance, interest rate, and minimum payment.	Current balance (as soon as most recent payments post) is $5483.45 at 19.99 % with min payment of $156.90.
I can see (and appreciate) why you want the lower interest rate. Are you pepared for the higher minimum payment?	Absolutely. I've just sent a final, large payment for a Discover account that had jumped to 24%... infuriating, as I've been an excellent borrower who has never exceeded my credit limit or had a late payment. I think the best way to make a statement about how I feel regarding the way the credit card companies are conducting business is to take *mine* elsewhere.
Have you ever thought of using credit card only to the extend when you pay the bill in-full every month?	Certainly. I actually no longer use the card at all and, historically, did exactly that - paid it/them in full every month and basically only used them at all for the rewards. A couple of years ago, however, I had a very unexpected and expensive year that has taken longer to pay for than I had anticipated. So here I am :)
WHAT IS YOUR POSITION WITH THE CITY AND ARE Y0UR PROSPECTS FOR CONTINUED EMPLYMENT GOOD? DRW	I work for the police department in a specialized position that would only be terminated if the city were to contract out all police services with the Sheriff's Department. My current job is very secure and I'm cross-trained for another position which always has more openings than available personnel.

Member Payment Dependent Notes Series 384488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384488	$5,000	$5,000	15.37%	1.00%	March 24, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384488. Member loan 384488 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,120 / month
Current employer:	Jancewicz and Son	Debt-to-income ratio:	22.92%
Length of employment:	5 months	Location:	KEENE, NH

Home town:	Saugus
Current & past employers:	Jancewicz and Son, MacMillin Co.
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

consolidate debt

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	17
Revolving Credit Balance:	$7,566.00	Public Records On File:	0
Revolving Line Utilization:	47.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 384554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384554	$8,400	$8,400	15.05%	1.00%	March 23, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384554. Member loan 384554 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	General Dynamics	Debt-to-income ratio:	7.12%
Length of employment:	1 year 3 months	Location:	Fairfax, VA

Home town:	Yuba City
Current & past employers:	General Dynamics, United States Air Force
Education:	The University of Tennessee, Community College of the Air Force (CCAF)

This borrower member posted the following loan description, which has not been verified:

This loan is to consolidate my loans at a better rate. I have paid all my bills on time. I work full time in Washington, D.C. as an Engineer on a 5 year contract. Would like to pay off loans as soon as possible.

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	30
Revolving Credit Balance:	$7.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you verify your income with LC, investing in you will look more attractive to lenders. Please send them the appropriate documents. Thank you.	Will do. Thank you.
I'd like to help. First though, will you give a breakdown of your current monthly expenses? Also, your profile and history shows nothing about the debt you wish to consolidate. Will you give us some additional information concerning this debt? Finally, do you carry medical and life insurance?	Yes I will explain as detailed as possible. I pay $1450 a month on rent plus approx $125 on utilities, and less than $400 a month on food. If you round up that comes to around $2000. I take home just over $4,000 a month after taxes. Rent is steep right now, and am moving into a 2 bedroom with a roommate in two months, which would cut rent and utilities in half. I ride Metro to work every day so I don't pay for gas. I carry both Medical and Life Insurance. As far as consolidating debt I moved from Tennessee where federal income taxes aren't paid. I didn't have any withholdings made last year. I owe the government $11,400 for earning $68,000 last year. This loan would get me there. I have the rest of the funds available in savings. I am currently withholding next years income tax. I am conservative with my money. Having lived in TN my whole life I didn't understand Federal income taxes. I plan to pay off this loan within 6-8 months. Also, I am still working with Lending Club as far as verifying my account as soon as possible.

Member Payment Dependent Notes Series 384576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384576	$10,000	$10,000	9.63%	1.00%	March 23, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384576. Member loan 384576 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Havertys Furniture	Debt-to-income ratio:	9.44%
Length of employment:	9 years 10 months	Location:	Warner Robins, GA

Home town:	Albany
Current & past employers:	Havertys Furniture, furniture south
Education:

This borrower member posted the following loan description, which has not been verified:

I want to pay off a few credit cards and only have mortage and this loan as a monthly payment. I plan to pay off Discover $7500,wifes citi bank $ 3000.00

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,186.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you verify your income with LC, investing in you will look more attractive to lenders. Please send them the appropriate documents. Thank you.	I will If I have to I have been an asst general manager for a major furniture store for about 10 years now. I average $60,000 a year
You mentioned that you have about $10,500 on cards that you would like to pay off. You're revolving credit balance on your loan profile shows around $23,000. What is the $12,500 difference? Also, what are your responsibilities at Havertys? Thank you	$7,500 for dicover .$ 3000 for wifes citi bank. I will pay the $500, 12,500 on a low interest card. I am the asst General Manger I am responsible sales ,iventory and sales force. 10 years at Haverys Furniture now
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	will if i have to i have been with the same major furniture store for 10 years as asst General Manger I have averaged $60,000 a year. The last five years
Apparently you will have to confirm.	right i understand

Member Payment Dependent Notes Series 384618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384618	$1,500	$1,500	14.74%	1.00%	March 19, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384618. Member loan 384618 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,292 / month
Current employer:	Twin Oaks Software Development	Debt-to-income ratio:	20.35%
Length of employment:	1 year	Location:	Hartford, CT

Home town:	Shelton
Current & past employers:	Twin Oaks Software Development
Education:	University of Hartford

This borrower member posted the following loan description, which has not been verified:

I am applying for this loan so that I may be able to pay off a high interest rate American Express credit card. I am going to be beginning graduate school next fall and want to consolidate my debt.

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,616.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	A Lending Club representative contacted me yesterday by phone, and verified my employment information. I will look into if Lending Club will be making a note of this on my application.

Member Payment Dependent Notes Series 384637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384637	$1,000	$1,000	8.00%	1.00%	March 18, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384637. Member loan 384637 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	SAE International	Debt-to-income ratio:	9.21%
Length of employment:	4 years 1 month	Location:	New Castle, PA

Home town:	Elkhart
Current & past employers:	SAE International
Education:	Central Michigan University, University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

My water heater has decided to give up the ghost. It's not dead yet but its leaking water under the base so I would say the thing is about at the end. I decided that I would get a tankless gas water heater because it was better for the gas bill and for the planet, but they are about $1000. A decent old style water heater is about $700 so I figure the thing will pay for itself in lower gas bills. I could just throw it on a credit card but I just paid them off and I really would rather pay a person interest than some greedy bank taht is already getting our tax payer dollars.

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,434.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you verify your income with LC, investing in you will look more attractive to lenders. Please send them the appropriate documents. Thank you.	Ok, this may sound stupid but I am new to this. I didn't see anyplace to do that. I can certainly send a copy of a pay stub. Is there something I have missed on the website to do that?
YOU INDICATE THAT YOU HAVE JUST PAID OFF YOUR CREDIT CARDS. WHAT IS THE 4,434.00 REVOLV ING CREDIT? WHAT IS "SAE INTERNATIONAL"? THANK YOU DRW	That was my one card I chose not to pay off because the interest rate was only 7.99%. It is a closed account. SAE International is the company I work for. Check out their website at sae.org if you are interested.
Most people (when asked, because it is not required) fax them a recent pay stub and W2 (or copy of their last tax return). "Verified" loans seem to get funded quicker than non-verified, so I'm surprised that LC does not suggest this to all borrowers. Don't have the fax number you'd send to, but you can get that from Member Service (see "Contact Us"). They are pretty helpful. Good luck with the water heater!	Ok thanks...I will do that.
THANK YOU. I DID CHECK OUT YOUR WORK WEB SITE. VERY INTERESTING HISTORY. THANKS AGAIN, I AM IN HOPE YOUR TANKLESS HEATER WORKS WELL I AM CONSIDER ONE MYSELF DRW	Thanks! I will let you know how it works out and what the impact is on my monthly gas heating bill. Jim

Member Payment Dependent Notes Series 384659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384659	$8,000	$8,000	13.79%	1.00%	March 23, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384659. Member loan 384659 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Failmezger Auto Repair	Debt-to-income ratio:	10.54%
Length of employment:	9 years	Location:	Fulton, NY

Home town:	Syracuse
Current & past employers:	Failmezger Auto Repair, Heritage Lincoln Mercury
Education:	Onondaga Community College

This borrower member posted the following loan description, which has not been verified:

Thank you for concidering our request. I've been an automotive technician for over 25 years, and ASE master certified for nearly 20 years. I was enployed by Heritage Lincoln Mercury in Syracuse, NY from 1987 until Oct. 2000, when I decided to turn my after-hours, part-time shop into a full time effort. Since then, my wife ( of 20 yrs. ) and I have gone from a 2 bay,one lift shop to a 3 yr. old, 4 bay, 4 lift shop on property ajecent to our home We have 2 full time employees, plus my wife and myself. My wife's backround is in business bookkeeping, and she is the guiding hand in our office and accts. payable / recivable. 2 years ago we used Prosper.com to finance a used tow truck. That truck ( and that loan ) have both worked very well... but our other truck, which we've had for over 7 years, is in need of retirement. This loan would be for about 3/4 of the new trucks purchace price, the rest of which we'd be using savings.

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	24
Revolving Credit Balance:	$12,927.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you verify your income with LC, investing in you will look more attractive to lenders (and your loan will usually be funded much quicker). Please contact them to make arrangements to send the appropriate documents. Thank you, and good luck!!	I called Lending Club, and was told that they would contact me after they had reviewed my application for verification of income. As soon as they are ready I'll send whatever they ask for.
what is your prosper ID?	My Prosper ID is granby607, same as lending club. Thanks.
do you intend pay off early or pay above minimum	I have paid each pmt. as it was due for the prosper loan. I don't have any intention to pay early, but It is possible. Very unlikely in the first 18 months.... I hope my honest answer doesn't neg. sway your decision.
What was the delinquency?	I forgot to make a $20 min. pmt. on a Visa card from my credit union with a $175 balance and a $750 credit limit. I was NOT 30 days late. Approx. 16 days. I instantly paid it off. Later tried to get the credit union to remove the late flag on my credit. They said it was their policy for a late pmt over 10 days.
Are you still waiting to have your income verified?	I'd like to thank the Lending Club community for funding my loan so quickly. Rest assured you will be happy you did. As for income verifacation, Lending Club told me they'd contact me with what they would need....to this point I haven't heard from them. Thanks again everyone !!

Member Payment Dependent Notes Series 384696

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384696	$3,600	$3,600	7.68%	1.00%	March 20, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384696. Member loan 384696 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,542 / month
Current employer:	Transitional Services Associaton Inc.	Debt-to-income ratio:	10.54%
Length of employment:	3 years 1 month	Location:	Gansevoort, NY

Home town:
Current & past employers:	Transitional Services Associaton Inc.
Education:	Keuka College

This borrower member posted the following loan description, which has not been verified:

Private Party Motorcycle Loan

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,859.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384704	$2,400	$2,400	14.11%	1.00%	March 20, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384704. Member loan 384704 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Dayton Cincinnati Technology Services	Debt-to-income ratio:	11.28%
Length of employment:	2 years 7 months	Location:	Huber Heights, OH

Home town:	Vacaville
Current & past employers:	Dayton Cincinnati Technology Services, D. Frankel & Associates
Education:	Sinclair Community College

This borrower member posted the following loan description, which has not been verified:

I am paying off all of my debt and working as hard as I can to become debt free. I am trying to prepare for buying an engagement ring and marrying my wonderful girlfriend of 3 years. One of my credit cards that I used to make upgrades and repairs to my house has a high interest rate and I would like to pay off that balance with a lower rate loan.

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,718.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you verify your income with LC, investing in you will look more attractive to lenders. Please send them the appropriate documents. Thank you.	I am fully willing to send the documents to LendingClub, however I see nothing of the process on the site. Would someone in the know please direct me on how to accomplish this?

Member Payment Dependent Notes Series 384790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384790	$5,000	$5,000	16.63%	1.00%	March 23, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384790. Member loan 384790 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	McDonalds	Debt-to-income ratio:	17.68%
Length of employment:	2 years	Location:	VAN WERT, OH

Home town:	Van Wert
Current & past employers:	McDonalds
Education:	James A Rhodes State College

This borrower member posted the following loan description, which has not been verified:

Purchase books and help pay tuition

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	63
Revolving Credit Balance:	$679.00	Public Records On File:	0
Revolving Line Utilization:	18.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you tell us what you are going to school for, how much longer you have until graduation, and what your plans for the next three years are? I was also wondering why you aren't applying for student loans? I thought they still had Staffords out there for lower interest rates. Thanks!	I have an associates in business finance...Going back for meteorology...Staffords will not cover for miscellaneous expenses such as a laptop. Half of the money Im using for books and plan to keep the rest for future quarters.

Member Payment Dependent Notes Series 384822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384822	$15,000	$15,000	13.47%	1.00%	March 24, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384822. Member loan 384822 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,458 / month
Current employer:	Merrick Bank	Debt-to-income ratio:	14.06%
Length of employment:	6 years	Location:	HAUPPAUGE, NY

Home town:	Flushing
Current & past employers:	Merrick Bank, Cardholder Management Services, American Insitute of Physics
Education:	Suffolk Community College, SUNY Stonybrook

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate debt to help pay for an upcoming wedding and honeymoon.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1977	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	33	Months Since Last Delinquency:	19
Revolving Credit Balance:	$7,701.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 384879

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384879	$2,450	$2,450	20.11%	1.00%	March 19, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384879. Member loan 384879 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$917 / month
Current employer:	Target	Debt-to-income ratio:	3.16%
Length of employment:	7 months	Location:	Macomb, MI

Home town:	Warren
Current & past employers:	Target, Village Taverna
Education:	Dakota High School

This borrower member posted the following loan description, which has not been verified:

Need to make car improvements.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$242.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you list your monthly expenses?	I make roughly $900/month. I have a car payment and insurance payment together is $250. I would say $75 in gas, though, I do not work far away from home so I might not even spend that much. I do not have to buy food, I live with my parents.
Do you expect those expenses to change over the next 3 years? When do you expect to move out?	My car payment and insurance will continue to stay at that price until 2012. I do not plan to move out in the next 3 years either. And I will be getting a raise at work in May 2009.

Member Payment Dependent Notes Series 384934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384934	$5,500	$5,500	8.00%	1.00%	March 19, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384934. Member loan 384934 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	howdys transport	Debt-to-income ratio:	18.76%
Length of employment:	4 years	Location:	bemidji, MN

Home town:
Current & past employers:	howdys transport
Education:	bsu

This borrower member posted the following loan description, which has not been verified:

want to consolidate some high interest credit cards and invest the rest

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,383.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is quite high, please tell why?	Type your answer here. most of it is in a heloc which I plan to refinance my house in a couple of years to wipe most of that away.
could you specify what cards are you paying off at what interest rate, and what percentage of the loan are you investing?	Type your answer here. bank of america 25% if anythings left I will invest it

Member Payment Dependent Notes Series 384951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384951	$9,100	$9,100	10.95%	1.00%	March 24, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384951. Member loan 384951 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,767 / month
Current employer:	Butler International	Debt-to-income ratio:	0.15%
Length of employment:	1 year 3 months	Location:	MADISON, AL

Home town:	Alexandria
Current & past employers:	Butler International, Sikorsky Aerospace Services, US Army Reserve, Louisiana Army National Guard
Education:	McNeese State University, B.S. Computer Science, University of Alabama-Huntsville, pursuing M.S. CS

This borrower member posted the following loan description, which has not been verified:

Auto loan for van.

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	14
Revolving Credit Balance:	$517.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384963	$8,000	$8,000	10.95%	1.00%	March 24, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384963. Member loan 384963 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Pesci Family	Debt-to-income ratio:	22.98%
Length of employment:	11 years	Location:	LAVALLETTE, NJ

Home town:	Newark
Current & past employers:	Pesci Family, coca cola
Education:	spjc

This borrower member posted the following loan description, which has not been verified:

I want to buy a truck

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	53
Revolving Credit Balance:	$25,336.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - What is it that you do for the Pesci Family?. Art	Estate Manager

Member Payment Dependent Notes Series 385004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385004	$9,600	$9,600	14.74%	1.00%	March 24, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385004. Member loan 385004 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,584 / month
Current employer:	skb properties	Debt-to-income ratio:	20.88%
Length of employment:	4 years 3 months	Location:	SPANISH FORK, UT

Home town:	orem
Current & past employers:	skb properties, holiday oil corp.
Education:

This borrower member posted the following loan description, which has not been verified:

pay off some high interst debt.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,226.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 385021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385021	$1,000	$1,000	17.26%	1.00%	March 20, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385021. Member loan 385021 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	dominos pizza	Debt-to-income ratio:	3.00%
Length of employment:	1 year	Location:	san diego, CA

Home town:	San deigo
Current & past employers:	dominos pizza, Trepco west
Education:

This borrower member posted the following loan description, which has not been verified:

I need this loan because I just put down money for a deposit and firs month rent on my new home. now I have to change my brakes and calipers, change a door at my aunts house (where i used to live), and pay a few moving expenses and im fresh out of cash, until my next paycheck. please help! will pay off more than half within first month. !

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,131.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385183	$4,750	$4,750	17.58%	1.00%	March 23, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385183. Member loan 385183 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Burger king	Debt-to-income ratio:	11.68%
Length of employment:	2 years 4 months	Location:	WYOMING, MI

Home town:	Lansing
Current & past employers:	Burger king, Crowe Chizek
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

Amount $4,750 Interest rate 17.58% APR 20.07% Term 36 months Monthly payment $170.73

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
There is no explanation in the loan description as to the purpose of the loan - what would that be?	I have some bills to catch up on and being able to pay those bills before the month ends would be outstanding for myself and greatly appreciated.
What kind of bills? How did you get behind? Are you sure you will be able to catch up?	It's not that I'm behind, I am trying to build my credit, pay some loans and most $ will be saved to be able to pay loans for the next 10-12 months. I am confident that this will put myself in a position able to do just that. Build credit and put myself in high regards with creditors/lenders.

Member Payment Dependent Notes Series 385199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385199	$2,000	$2,000	7.37%	1.00%	March 19, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385199. Member loan 385199 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Mobius works	Debt-to-income ratio:	2.38%
Length of employment:	1 year	Location:	Agawam, MA

Home town:	Southwick
Current & past employers:	Mobius works, Camfour
Education:

This borrower member posted the following loan description, which has not been verified:

We need to get a new roof for our home.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,630.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385229	$7,000	$7,000	9.63%	1.00%	March 23, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385229. Member loan 385229 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Wattles Office Supply	Debt-to-income ratio:	7.85%
Length of employment:	1 year	Location:	PALATKA, FL

Home town:	Gainesville
Current & past employers:	Wattles Office Supply, GameStop
Education:	DeVry University-Florida

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to consolidate my credit cards into one low monthly payment.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,197.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your monthly income seems a little low considering the amount of debt you are carrying. Is there someone else in the household that is bringing income into this house? Have you verified your income with LC yet? What other expenses do you have on a monthly basis? What expenses comprise the $13,000? Do you own your home or are paying on a mortgage? I don't mean to get so personal. Good luck on your debt consolidation.	Yes, I live with my parents for the time being. I pay for my insurance monthly and my credit cards. I do not pay rent. It was a hole that I dug when I was going to college (not student loans) with credit cards and now I am trying to get it under control.
What are your current balances, interest rates, and minimum payments?	All of my minimum payments are below $100. Most of my interest rates are in the introductory stage with 0% APR right now. My Highest Balances of 5000 and 2000 are about to expire so I am trying to hury to pay them off before the normal APR kicks in. That is the main reason for this loan.

Member Payment Dependent Notes Series 385375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385375	$1,200	$1,200	12.21%	1.00%	March 20, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385375. Member loan 385375 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Liberty Plaza	Debt-to-income ratio:	4.54%
Length of employment:	2 years 7 months	Location:	Oakley, CA

Home town:
Current & past employers:	Liberty Plaza
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will simply go towards paying for summer school. Unfortunately I don't have much cash at hand at the moment and don't want to carry a balance on a credit card. I am attending summer school so that I may get the last few credits I need towards getting my degree. Thanks for your help!

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	36
Revolving Credit Balance:	$2,317.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385412	$10,000	$10,000	9.63%	1.00%	March 23, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385412. Member loan 385412 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	El Dorado Irrigation District	Debt-to-income ratio:	2.47%
Length of employment:	6 years 10 months	Location:	Rancho Cordova, CA

Home town:	Portland
Current & past employers:	El Dorado Irrigation District
Education:

This borrower member posted the following loan description, which has not been verified:

My wife and I are looking to pay off our higher rate credit card debt and max out our 2008 Roth IRA contributions.

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,616.00	Public Records On File:	0
Revolving Line Utilization:	21.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the monthly payment on your mortgage and other bills? Is the $8500 salary listed the sole income for the household?	The $8500 listed is purely my pretax salary. My wife also works and makes a pretax salary of $2750 for a combined monthly household income of $11,250. Uncle Sam then takes a pretty good chunk of that and leaves us approximately $8250 a month after taxes. We have $2200 a month in mortgage payments, no car payments (both paid for), close to $1800 a month worth of bills (electricity, childcare, gas, phone, etc.), approximately $500 worth of credit card payments. We contribute $1000 a month to our investments and my wife sends about $500 a month to her family. This leaves us $2250 a month in disposable income. Hopefully this answers your question. If you have anymore please let me know.

Member Payment Dependent Notes Series 385417

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385417	$6,000	$6,000	9.32%	1.00%	March 24, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385417. Member loan 385417 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Cole, Evans & Peterson	Debt-to-income ratio:	1.33%
Length of employment:	18 years 11 months	Location:	SHREVEPORT, LA

Home town:	Shreveport
Current & past employers:	Cole, Evans & Peterson
Education:	Louisiana State University-Shreveport (LSUS)

This borrower member posted the following loan description, which has not been verified:

Motorcycle Loan

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	25
Revolving Credit Balance:	$2,420.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of bike?	2007 HARLEY-DAVIDSON SPORTSTER 883 1500 MILES EXT NICE

Member Payment Dependent Notes Series 385511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385511	$2,500	$2,500	14.42%	1.00%	March 24, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385511. Member loan 385511 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	Step Forward Activities	Debt-to-income ratio:	24.00%
Length of employment:	1 year 2 months	Location:	John Day, OR

Home town:	John Day
Current & past employers:	Step Forward Activities, grubsteak mining company
Education:	Blue Mountain Community College

This borrower member posted the following loan description, which has not been verified:

I am a single mother of 2 children and work a full time job but am struggling to pay my monthly bills. i want to borrow to pay off all accumulated bills such as credit cards, doctor bills and auto. With one monthly payment instead of multiple would make it alot easier for me to pay my housing and utilities and provide for my family. Also, i would like to have one monthly interest rate instead of many. I know lending club must be lower than the rest.

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	51
Revolving Credit Balance:	$5,475.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are your total monthly bills?	my current monthly bills average out to be about 1100 a month

Member Payment Dependent Notes Series 385543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385543	$6,400	$6,400	13.16%	1.00%	March 23, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385543. Member loan 385543 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	burr pilger and maer	Debt-to-income ratio:	12.45%
Length of employment:	2 years 2 months	Location:	san ramon, CA

Home town:	Oakland
Current & past employers:	burr pilger and maer, burr pilger and maer
Education:	Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

As a collegiate athlete at Kent State in Ohio, I played softball and as a result of pithing for the team I developed a deformity in my right breast. My right breast became underdeveloped due to the stress of pitching at the college level. It has effected my self esteem as well as my the perception of my colleagues and friends. I need this loan in order to get corrective breast augmentation to my right breast. Thank you for your consideration,Taylor Deville

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	76
Revolving Credit Balance:	$3,981.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 385561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385561	$6,000	$6,000	9.32%	1.00%	March 23, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385561. Member loan 385561 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Boy Scouts of America	Debt-to-income ratio:	10.77%
Length of employment:	2 years 6 months	Location:	Los Angeles, CA

Home town:	Sayre
Current & past employers:	Boy Scouts of America, 900 Frames, Authentic Entertainment, Starbucks Coffee, Mansfield University
Education:	Mansfield University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

My wife and I are looking to consolidate some various debts. Living across the country from our family, travel expenses have quickly added up (you've got to go home for Christmas, right?). On top of that, a weeks stay in a hospital and other medical related bills has left us about $10000 in debt on our credit cards. At this point in our life we want to be saving for a house, not paying $200 a month in finance charges! We both work full time and our combined income is approximately $74,000. I work for the Boy Scouts of America (and am an Eagle Scout as well) and she works for a small college test preparation company. We also both have great credit (743 and 650). We would be so appreciative to get this loan and make our payments faithfully. Thank you for considering us for a loan.

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,763.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit card balance shows $1.7k and you mentioned you had 10k in credit card balance, and you're asking for $6k. Could you explain the disconnect? Also, please verify your income with Lending Club	Hi seattlelender, The discrepancy you mention is because most of the debt if under my wife's name, and you cant co-apply for loans here so it would not show up under my accounts. And I am asking for $6000 because my credit union is funding the rest via a personal loan. Unfortunately they are having to be very tight with their loans which is why they weren't able to fully fund it. I can't seem to find how I verify my income. From what I read on the FAQ it looks like LC will ask me for that information at some point. Is this not true? I hope this answers your questions. Please feel free to send more. Thanks for considering us.

Member Payment Dependent Notes Series 385783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385783	$3,500	$3,500	11.89%	1.00%	March 24, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385783. Member loan 385783 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Orphic Workshop, LLC	Debt-to-income ratio:	11.68%
Length of employment:	2 years 6 months	Location:	Albuquerque, NM

Home town:	Binghamton
Current & past employers:	Orphic Workshop, LLC
Education:	University of New Mexico

This borrower member posted the following loan description, which has not been verified:

I'm working on paying of my cards, one by one. Just got one paid off, but the other will go much faster if I can get a better rate! I'm doing my best to get out of debt, and this will certainly help me achieve my goals of being debt-free. The money will only be used to refinance existing debt, and I'm not adding any more credit debt.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	71
Revolving Credit Balance:	$4,621.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385834

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385834	$8,000	$8,000	14.74%	1.00%	March 24, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385834. Member loan 385834 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,417 / month
Current employer:	Altera Corp.	Debt-to-income ratio:	6.42%
Length of employment:	8 years 1 month	Location:	Santa Clara, CA

Home town:
Current & past employers:	Altera Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my credit card debts

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	16	Months Since Last Delinquency:	9
Revolving Credit Balance:	$17,588.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386055	$5,000	$5,000	13.16%	1.00%	March 24, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386055. Member loan 386055 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,833 / month
Current employer:	LANCASTER COMMUNITY HOSPITAL	Debt-to-income ratio:	23.26%
Length of employment:	2 years 10 months	Location:	PALMDALE, CA

Home town:
Current & past employers:	LANCASTER COMMUNITY HOSPITAL, KAISER PERMANENTE
Education:	COLLEGE

This borrower member posted the following loan description, which has not been verified:

I have been doing home improvements and I need this loan to finish an extra room for my growing kids.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	79
Revolving Credit Balance:	$71,053.00	Public Records On File:	1
Revolving Line Utilization:	83.40%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at the hospital?	Type your answer here. I am a full time radiology technologist at two different hospitals. thank you

Member Payment Dependent Notes Series 386120

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386120	$1,000	$1,000	7.68%	1.00%	March 24, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386120. Member loan 386120 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	Howrey LLP	Debt-to-income ratio:	9.77%
Length of employment:	6 months	Location:	Crofton, MD

Home town:	Brooklyn
Current & past employers:	Howrey LLP
Education:

This borrower member posted the following loan description, which has not been verified:

I am a lender on both LC and Prosper. You can look me up if you like my screen name on both is JEPook. My returns so far have been so-so but I do believe in the P2P lening model. As such, I am making this loan to get a feel for what a borrower must go through and hoefully in the process make me better at picking out loans to invest in. I will not pay this load back right away, but I know I will not hold it for the term either. (I also hate when people pay a loan after only 30 days or so) I will probably keep the loan for 6 mos or so as to be fair to the people lending to me. Again this is mostly for my research, I don't need the money. Cheers

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,003.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I wish I could ask you a private question. But I'm new to this and I'm curious to know what you mean by your returns being so-so?	I made a bunch of rookie mistakes, most my fault, some not. For example I funded some loans multiple times making me not nearly as diversified as I should have been. This has since been corrected when LC added a setting to exclude loans you have already invested in.

Prospectus Supplement (Sales Report) No. 23 dated March 24, 2009